    As Filed with the Securities and Exchange Commission on January 11, 1999


                                                     Registration No. 333-60051
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------


                               MSI HOLDINGS, INC.
                 (Name of small business issuer in its charter)

            UTAH                          3590                       87-0280886
 (State or jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification Number)

                       ----------------------------------

       MSI HOLDINGS, INC.                                 JOSE G. CHAVEZ
       501 WALLER STREET                                 501 WALLER STREET
      AUSTIN, TEXAS  78702                              AUSTIN, TEXAS 78702
         (512) 476-6925                                   (512) 476-6925

 (Address and telephone number of                  (Name, address and telephone
number of principal executive offices)              number of agent for service)

                          -----------------------------

                                    COPY TO:
                                GARY L. WOOLFOLK
                       VIAL, HAMILTON, KOCH & KNOX, L.L.P.
                          1717 MAIN STREET, SUITE 4400
                               DALLAS, TEXAS 75201
                                 (214) 712-4400
                       ----------------------------------

       APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED JANUARY 11, 1999


PROSPECTUS

                               MSI HOLDINGS, INC.
                                13,697,531 Shares
                                  Common Stock

         THE 13,697,531 SHARES (THE "SHARES") OF COMMON STOCK (THE "COMMON STOCK") OF MSI HOLDINGS, INC., A UTAH CORPORATION (THE "COMPANY" or "MSHI") COVERED BY THIS PROSPECTUS INCLUDE SHARES OF COMMON STOCK OF THE COMPANY THAT ARE OFFERED BY SHAREHOLDERS OF THE COMPANY, THAT ARE OR MAY BE ISSUABLE UPON CONVERSION OF SOME OR ALL OF THE SHARES OF THE COMPANY'S SERIES B PREFERRED STOCK (THE "SERIES B PREFERRED"), SERIES C PREFERRED STOCK ("SERIES C PREFERRED"), SERIES D PREFERRED STOCK ("SERIES D PREFERRED"), UPON EXERCISE OF CERTAIN CLASS A WARRANTS OF THE COMPANY (THE "WARRANTS") AND CERTAIN OPTIONS GRANTED BY THE COMPANY (THE "OPTIONS") AS WELL AS CERTAIN OTHER SHARES OF COMMON THAT HAVE BEEN ISSUED TO EMPLOYEES OF THE COMPANY AND CERTAIN OTHERS. THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE ISSUANCE OF THE SHARES UPON CONVERSION OF THE SERIES B PREFERRED, THE SERIES C PREFERRED OR THE SERIES D PREFERRED NOR WILL THE COMPANY RECEIVE ANY PROCEEDS FROM THE SHARES OFFERED BY THE SELLING SHAREHOLDERS.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         Registration of the Shares of Common Stock contemplated herein, will allow certain shareholders to sell all or part of their equity interests in the Company. The shareholders receiving, or whose shares will become, freely tradeable shares under this Registration Statement are identified herein. See Selling Shareholders.

         The Company will bear all of the cost of preparing and printing the Registration Statement, Prospectus and any Prospectus Supplements and all filing fees and legal and accounting expenses associated with registration under federal and state securities laws, which are estimated at $174,000.


         On January 7, 1999, the last sale price of the Company's Common Stock, as reported on the OTC Bulletin Board under the symbol "MSIA," was $6.94.


                   -------------------------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS JANUARY 11, 1999

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission. In addition, registration statements and certain other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at HTTP://WWW.SEC.GOV. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on the OTC Electronic Bulletin Board under the symbol "MSIA."

         The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, each statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon the payment of the fees prescribed by the Commission.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and Financial Statements and Notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. This prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors in "Risk Factors" and elsewhere in this prospectus. All references to the "Company" or "MSHI" mean MSI Holdings, Inc., and its subsidiaries.

THE COMPANY

         The Company, headquartered in Austin, Texas, is a communications services company specializing in turnkey solutions for high-speed Internet connectivity, communication infrastructure design and installation, and network system integration for customers in both the private and public sectors, primarily in the State of Texas. MSHI has two wholly-owned subsidiaries, Micro-Media Solutions, Inc., a Texas corporation ("MSI") and TeleVista, Inc., a Texas corporation, doing business as High Power.Net, ("TVI"). TVI was incorporated in August, 1998 and has not yet commenced operations. The Company is publicly traded on the OTC Bulletin Board under the symbol "MSIA".

         MSI was formed in 1993 to provide computer hardware, software programming, system installation and support, maintenance, and media duplication to the public and private sectors. MSI maintains certification as a minority-owned business enterprise and status as a Historically Underutilized Business ("HUB").

         MSHI's facilities in east Austin, Texas are designed for final assembly-type production, system integration services, depot repair (pick-up, repair and return service), warehousing of computer equipment and collocation (remote site Internet access by companies). Currently, the Company is not providing collocation services, but is expected to be able to provide this service in January 1999. These facilities are located in an economically challenged area of Austin to introduce a non-traditional business into the area, to provide high-tech employment skills to the typically underprivileged area residents, and to access a loyal, under-utilized and readily available workforce. In the years since its inception, the Company has grown from a 2 person operation to over 70 employees.

         The Company has focused on systems design and system implementation services and is a certified installer of copper and fiber optic cabling for use in local area and wide area networks supporting data, voice, and video applications. MSHI's computer networking services include system integration and design installation as well as maintenance of local and wide area networks ("LAN/WAN"). In this context the Company also provides hardware and software sales related to its systems designs and implementation services.

INDUSTRY OVERVIEW

         The Company, through its collocation services, intends to enter the Internet access market in January 1999. According to Hoover's Online industry review of the Internet/Online industry, the Internet access market is currently a $3 billion industry and online services are predicted to generate revenues of $15 billion per year by the year 2003. The telecommunications industry growth is attributable to increasing demand for data services and Internet connectivity. Provider and consumer hardware and software technology have been rapidly advancing. In this evolving climate, global access to information has become increasingly important. The Internet has evolved as the preferred medium to handle the demand for increased data transmissions speeds. The Company believes companies in the forefront of developing bandwidth capacity, transmission and processing speeds, and Internet access are best positioned to capitalize on the growth potential in this area of the telecommunications industry. Modem manufacturers are developing faster modems, phone companies are seeking to transmit more data bits through their lines and even direct-broadcast satellite companies, like DIRECT TV, are entering the industry, including Microsoft's recent $1 billion investment in Comcast. One of the main impediments to Internet growth is data transmission speed. The Company believes that, absent increased bandwidth to handle the increasing traffic on the Internet, delays during downloads will continue to be costly and turn away users.

SERVICES AND PRODUCTS

         MSHI is a communications services company specializing in turnkey solutions for high-speed Internet connectivity, communication infrastructure design and installation, and network system integration in the private and public sectors. The Company has plans to implement collocation services in January 1999.

         Until the end of 1996, the Company emphasized the sale of electronics equipment with a concentration in contracts that relied on MSI's HUB status. However, in 1997, the Company decided to change its direction to concentrate on communications technology services. The Company intends to invest in the development of core infrastructure to support collocation and Internet connectivity services. By being able to provide high-speed bandwidth and coupled with its current ability to provide wide-area fiber optic network installations MSHI should be in a position to satisfy a broad range of current market demands.

         MSHI's offers World Wide Web design, development, hosting, and Internet connectivity services, and will provide collocation services (including on-site services and support). Its system integration services include the certified design and installation of advanced copper and fiber optic lines for both intra- and inter-plant cabling projects in the private and public sectors. The Company also evaluates, installs, maintains, and administers LAN/WAN systems. Its full service system integration services include the procurement, installation, configuration, and testing of key components. Further, the Company's service and support team currently provides service and repair for wireless, data, and voice technology networks throughout the State of Texas.

STRATEGIC OPPORTUNITY

         In July 1998, MSI entered into a renewable 10 year sublease with GTE Intelligent Network Services, Inc. ("GTE") under which MSI agreed to lease a portion of their facilities to GTE for installation of GTE's Point of Presence ("POP") equipment (the "Sublease"). MSI entered into a 3 year subscription to GTE's Internet Advantage version 5.1 Connection Service granting MSI access to GTE's POP (the "Connection Service"). MSI has also subscribed to GTE's DiaLinx Service for 36 consecutive months, allowing for the resale of Internet access to end-users (the "DiaLinx Service")(the Sublease, Connection Service and DiaLinx Service are collectively referred to as the "GTE Agreement"). GTE's establishment, management and monitoring of multiple domains on behalf of MSI is included in the Connection Service. The Connection Service was upgraded to GTE's Internet Advantage version 6.0 in September 1998. MSI will lease connections to the POP for access to the GTE Internet network to other businesses. MSI will target companies that need direct, high-speed access to the Internet through collocation services for high volume (known as bandwidth) Internet web applications. Collocation is a service that provides a high speed, high bandwidth connection to the Internet backbone using various backup systems to increase the connection's fault tolerance. By connecting directly to Internet via the POP, the local link is eliminated, the weakest component in an Internet connection. MSI will have the capacity to support over five thousand collocation rack spaces. These rack spaces will be used to host the net servers for MSI clients and provide those clients with direct access to the Internet. When fully implemented, these collocation services are expected to significantly increase MSHI's revenues over the term of the Connection Service. The GTE Agreements provide the potential for MSHI to increase revenue by selling Internet access to various high Internet demand entities for such activities as commerce and academics. It is anticipated that the requisite hardware will be operational in January 1999.

         Currently MSHI's operations have been limited to within Texas. However, MSHI plans to continue developing its marketing efforts to expand the Company's licenses beyond its home state. The Company's strategic alliances are also being utilized to promote this objective. The GTE Agreements allow MSHI to satisfy the market's current dynamic demands and have the potential of quickly moving the Company into other geographic markets.

BACKGROUND

         MSHI (formerly Mountain States Resources Corporation ("MSRC")) was organized under the laws of the state of Utah on April 15, 1969. The operating subsidiary of the Company was organized in 1993, in Austin, Texas. On June 23, 1997, MSRC, entered into an agreement and plan of reorganization with the shareholders of MSI, whereby MSRC acquired the operating company in exchange for the Common Stock of MSRC (the "Combination
                                       -4-

Agreement"). Pursuant to the Combination Agreement, MSRC issued 9,310,000 shares of its Common Stock for all of the outstanding shares of MSI. As part of the reorganization, the Company changed its name to Micro-Media Solutions, Inc. on September 29, 1997. On October 13, 1998, the Company changed its name to MSI Holdings, Inc. The transaction was accounted for as a recapitalization.

         MSHI's principal executive offices are located at 501 Waller Street, Austin, Texas 78702 and its telephone number is (512) 476-6925.

                             SUMMARY FINANCIAL DATA


                                                              SIX MONTHS ENDED                       YEAR ENDED
                                                                SEPTEMBER 30                          MARCH 31
                                                                (unaudited)
                                                       -------------------------------     -------------------------------
STATEMENT OF OPERATIONS DATA:                               1998            1997                1998             1997
-----------------------------                          --------------   --------------     --------------   --------------
Net Revenue                                                 1,595,909        2,019,235     $    2,740,821   $    4,665,749
Gross margin (loss)                                           203,414          749,556           (319,813)       1,667,514
Net income (loss)                                          (2,334,741)        (741,622)        (3,766,950)        (482,385)
Preferred Stock dividends                                    (693,922)              --         (3,471,170)              --
Net Income (loss) available to common                      (3,028,663)        (741,622)        (7,238,120)        (482,385)
Basic and diluted net loss per share (1)                        (0.26)           (0.07)             (0.66)           (0.05)
Shares used to compute net loss per share (1)              11,638,166       10,764,733         10,998,874       10,026,400


                                                   AS OF                     AS OF
                                                  SEPT. 30                  MARCH 31
                                                (unaudited)
                                               ---------------     ---------------------------
BALANCE SHEET DATA:                                 1998               1998            1997
-------------------                            ---------------     ------------    -----------
Cash and cash equivalents                              7,748       $     25,786    $    18,112
Working capital (deficit)                            117,228           (192,080)      (618,547)
Total assets                                       3,880,911          2,699,452      2,514,308
Accumulated deficit                              (10,400,782)        (7,372,119)      (133,999)
Total shareholders' equity (deficit)                 783,922             91,669       (103,584)

------------------

(1) For an explanation of the number of shares used to compute basic and diluted loss per share, see Note 12 of Notes to Financial Statements.

                                  THE OFFERING

Common Stock offered by this Prospectus...................13,697,531 shares (1)
Common Stock outstanding as of November 30, 1998 .........12,032,221 shares (2)
OTC Electronic Bulletin Board Ticker Symbol...............MSIA

------------------

(1) Represents the (i) 4,900,000 shares of Common Stock issuable upon conversion of 490,000 shares of Series B Preferred, (ii) 2,520,000 shares of Common Stock issuable upon the exercise of Class A Warrants granted in conjunction with Private Placement Phase I (as defined),
         (iii) 420,000 shares of Common Stock issuable upon the exercise of Class A Warrants granted in conjunction with the Notes (as defined), (iv) 400,000 shares of Common Stock issuable upon the exercise of the Options issued in conjunction with the Notes, (v) 10,286 shares of Common Stock representing the unpaid accrued interest on the Notes, (vi) 990,570 shares of Common Stock issuable upon conversion of 99,057 shares of Series C Preferred, (vii) 47,170 shares of Common Stock issuable upon the exercise of Options granted in conjunction with Private Placement Phase II (as defined), (viii) 2,796,570 shares of Common Stock issuable upon conversion of 279,657 shares of Series D Preferred, (ix) 250,850 shares of Common Stock issuable upon the exercise of Options granted in conjunction with Private Placement Phase III (as defined), (x) 543,000 shares of Common Stock issuable upon satisfaction of a note receivable payable in cash or certain intellectual property rights, See Note 10 to the financial statements, (xi) 475,900 shares of Common Stock issued for services rendered,(xii) 50,000 shares of Common Stock issuable as dividends to the Series B, C and D Preferred holders, and (xiii) 293,185 shares of Common Stock disputed in litigation. See "Management, Discussion and Analysis of Financial Condition and Results of Operation -Legal Proceedings."

(2) Includes the following Common Stock offered by this Prospectus: (i) 10,286 shares of Common Stock representing the unpaid accrued interest on the Notes, (ii) 293,185 shares of Common Stock subject to transfer between holders and disputed in litigation, (iii) 445,900 shares of Common Stock issued as compensation to employees and consultants, (iv) 48,117 shares of Common Stock issued as dividends to the Holders of Series B, C & D Preferred Shares, and (v) 420,000 shares of Common Stock issued upon conversion of Class A Warrants granted in conjunction with Private Placement Phase I . See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Legal Proceedings."

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. NO INVESTOR SHOULD PARTICIPATE IN THE OFFERING UNLESS SUCH INVESTOR CAN AFFORD A COMPLETE LOSS OF HIS OR HER INVESTMENT. THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS."

         RECENT AND EXPECTED LOSSES; ACCUMULATED DEFICIT; GOING CONCERN ASSUMPTIONS; FLUCTUATIONS IN PERFORMANCE. The Company incurred a net loss, after dividends, of $3,028,663 for the six months ended September 30, 1998, and a net loss of $741,622 for the six months ended September 30, 1997 and had an accumulated deficit of $10,400,782 as of September 30, 1998 and an accumulated deficit of $875,621 as of September 30, 1997. The financial statements for September 1998 or 1997 have not been audited. The Company incurred a net loss, after dividends, of $7,238,120 for the year ended March 31, 1998, and a net loss of $482,385 for the year ended March 31, 1997 and had an accumulated deficit of $7,372,119 as of March 31, 1998 and an accumulated deficit of $133,999 as of March 31, 1997. The Company's current liabilities exceeded its current assets by approximately $192,000 as of March 31, 1998. The Company failed to generate cash from operations for the six months ended September 30, 1998, and for the year ended March 31, 1998. The Company expects to incur losses for at least the next six months, and perhaps longer. There can be no assurance that the Company will not incur significant additional losses.

         The Company's independent auditor's report on MSHI's financial statements as of and for the years ended March 31, 1998 and 1997 contains an explanatory paragraph indicating that the Company's accumulated deficit and historical operating losses raise substantial doubts about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's attaining additional financing to fund the expenses related to operations and capital improvements. The Company received a net $1,818,000 from the Private Placement of Series B Preferred in November 1997, a net $870,000 from the Private Placement of Series C Preferred in February 1998, a net $2,473,886 from the Private Placement of Series D Preferred through July 1998 and a net $1,296,800 from the Private Placement of Series E Preferred through December 18, 1998. An additional net proceeds of approximately $1,300,000 from the private placement of Series E Preferred is expected to be finalized by January 31, 1999. In addition, the Company plans a private offering during fiscal 1999, however no specific plans have been finalized.

         Among the principal costs to market and sell the Company's products are advertising and promotion costs, salaries and commissions, and general and administrative expenses. MSHI's operating results may be subject to fluctuations on a quarterly and an annual basis as a result of various factors, including, but not limited to, fluctuating market pricing for computer and semiconductor memory products, industry competition, seasonal government purchasing cycles, and working capital restrictions on manufacturing and production. Therefore, the operating results for any particular period are not necessarily indicative of the results that may occur in any future period. See "Risk Factors" and "Business."

         CRITICAL NEED FOR ADDITIONAL CAPITAL; NO ASSURANCE OF FUTURE FINANCING. The Company has a critical need for additional capital. As of September 30, 1998 (unaudited ) and March 31, 1998, the Company's cash, cash equivalents and short term investments totaled approximately $,1358,000 and $1,376,000, respectively. The Company's actual capital needs will depend upon numerous factors, including ability to borrow and ability to attract equity capital. The inability to obtain significant financing would have a material adverse effect on the Company's business, financial condition and results of operation. In order to continue as a going concern, without an additional capital infusion, the Company would be required to significantly reduce the level of its operations, seek a merger partner or sell assets. There can be no assurance that the Company would be able to accomplish any of such actions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Financial Statements."

         REVENUE DECLINE AND CHANGE IN BUSINESS FOCUS. Revenues for the year ended March 31, 1998 were $2,740,821 as compared to revenues for the year ended March 31, 1997 of $4,665,749. Revenues for 1998 decreased $1,924,928 or (41.3%)
from 1997. This reduction in revenues in 1998 occurred primarily as a result of the completion of a large network installation project without any new projects queued to follow, coupled with a leveling off of hardware sales.

         Until the end of 1996, the Company emphasized the sale of electronics equipment with a concentration in contracts that relied on MSI's HUB status. However, in 1997, the Company elected to change its direction to concentrate on communications technology services. The Company intends to invest in the development of core infrastructure to support collocation and Internet connectivity services by increasing personnel. Without access to additional working capital, it is unlikely that the Company will be able to retain the increased personnel necessary to complete this change in direction to communication technology service.

         LOSS OF HUB STATUS. MSI is currently qualified in Texas as a "Historically Underutilized Business" ("HUB"). As long as MSI maintains its status as a HUB, it will continue to receive favorable treatment by certain governmental entities in their granting of contracts. The Company generated revenues of approximately $414,000 and $919,000 during 1998 and 1997, respectively, from HUB related contracts, or 15% and 20% of its gross revenues, respectively. MSI will graduate from its HUB status upon the happening of any of the following events: (i) less than 51% of the Company's voting stock is owned by minorities; (ii) such minority owners are not active participants in the day-to-day operations and management of the business; (iii) the four year average of gross revenues of MSI exceeds certain levels based on the MSI's Standard Industrial Classification Code ("SIC Code"); or (iv) the four year average of total employment levels of MSI exceeds the Small Business Administration established levels for businesses with a similar four-digit SIC Code. Entrepreneurial Investors Ltd. ("EIL") has acquired a sufficient number of convertible preferred shares that if converted would disqualify MSI from HUB status based upon the minority ownership criteria. Nonetheless, EIL covenanted, in the respective placement agreements, not to exercise its conversion rights in a manner that would compromise MSI's HUB status. Moreover, under the current SIC Code applicable to MSI, MSI must not exceed 500 employees, it currently has 79 employees. The current SIC Code classification does not impose a revenue ceiling, however, some SIC Code classifications under which MSI has operated placed a three year or a four year average of gross revenue limitation. The potential loss of HUB status may also be contingent upon the SIC Code under which MSI operates in the future. Future changes in operations may require MSI to change its SIC Code, which could alter the employee ceiling and impose revenue restrictions as low as $5 million per year, averaged over periods as short as three years. There can be no assurance that MSI will continue to qualify for HUB status. Further, there is no assurance that HUB-type programs will not be eliminated by the state or federal governments. If MSI's HUB status is lost, the Company anticipates a significant loss of revenues.

         RAPID TECHNOLOGICAL CHANGE; RISK OF PRODUCT DELAYS; RISK OF PRODUCT DEFECTS. The markets in which the Company competes are characterized by ongoing technological developments, frequent new product announcements and introductions, evolving industry standards and changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. The Company's future success depends upon its ability on a timely basis to enhance its existing products, introduce new products that address the changing requirements of its customers and anticipate or respond to technological advances, emerging industry standards and practices in a timely, cost-effective manner. There can be no assurance that the Company will be successful in developing, introducing and marketing new products or enhancements to existing products or will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of commercial acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner or if new versions of existing products contain unacceptable levels of product defects or do not achieve a significant degree of market acceptance, or any of the above situations occur there could be a material adverse effect on the Company's business, financial condition and results of operations.

         COMPETITION. The computer and information access markets are characterized by rapidly changing technology and evolving industry standards. Future developments in technology could replace or curtail the sales of used computer equipment which could have a material adverse effect on the Company's business. The Company experiences significant competition from other network computer manufacturers, suppliers of personal computers and workstations, and software developers. Several of such competitors are larger than the Company, with greater capital resources and larger research and development staffs and facilities. However, due in part to the Company's change in direction to concentrate on communication technology services, the Company will be seeking a significant capital infusion. Without this capital infusion it is likely that the Company will be unable to compete with those entities that have greater capital. See "Business -- Competition."

         GOVERNMENT FUNDING. The Telecommunications Infrastructure Fund ("TIF") was created and the Telecommunications Act of 1996 was passed to provide funds to school districts in Texas to purchase telecommunications services, including Internet access. The Company currently benefits from such legislation as the goal of TIF is that all students and teachers in Texas will have daily access to computer and information technology by 2003. However, there can be no assurance that TIF and similar funding programs will not be eliminated by future legislation. The Company had revenues attributable to TIF of approximately $100,000 during 1998 and none during 1997.

         RELIANCE ON KEY MANAGEMENT. The Company's business depends upon the availability of Jose Chavez, Chairman of the Board of Directors, President and Chief Executive Officer, and Mitchell Kettrick, Vice President and Secretary. The loss of either of their services would likely have a material adverse effect on the Company. There is no assurance that such individuals will continue to be available, although the Company has entered into employment agreements with both of them until March 31, 2001. The future success of the Company's business will depend, in part, upon attracting and retaining additional qualified personnel. There can be no assurance that the Company will be able to attract and hire such personnel or retain the services of said people.

         LACK OF DIVIDEND HISTORY; NO DIVIDENDS CONTEMPLATED. Since its inception, the Company has not paid any cash dividends, and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company plans to retain its future earnings, if any, to finance the growth and development of its operations. See "Dividend Policy."

         LIMITED MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE. Since the middle of 1997, the Common Stock of the Company has been traded on the over-the-counter market, and there can be no assurance that a more active trading market for the Common Stock will develop or continue. From time to time, there may be significant volatility in the market price of the Common Stock. Over the last 180 days the price for Common Stock of the Company on the over-the-counter market has ranged from a high of $12.87 on August 11, 1998 to a low of $4.06 on September 8, 1998. Operating results of the Company or of its competitors, changes in general conditions in the economy (national or regional), the financial markets or the hardware and technology industry or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially.

         CONCENTRATION OF SHARE OWNERSHIP.  As of September 30, 1998 and
March 31, 1998, the executive officers and directors of the Company and their affiliates, as a group, owned or controlled approximately 80% of the outstanding capital stock of the Company. As a result, such persons and entities will continue to exert significant influence over the business and affairs of the Company. See "Principal Shareholders."

         SHARES ELIGIBLE FOR FUTURE SALE. Sales in the public market of substantial amounts of Common Stock (including sales in connection with an exercise of certain registration rights relating to shares of Common Stock) or the perception that such sales could occur could depress the prevailing market prices for the Common Stock. As of September 30, 1998, the Company had 12,032,221 shares of Common Stock issued and outstanding. If all of the shares of convertible preferred stock were converted to Common Stock, as of September 30, 1998 the Company would have had 24,512,264 shares of Common Stock issued and outstanding, of which 6,585,464 or 27% would have been eligible for future sale. The remaining 17,926,800 shares would have been subject to the Rule 144 restrictions on sales of securities by affiliates of the issuer. See "Shares Eligible for Future Sale -- Registration Rights."

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded over-the-counter and is quoted on the OTC Bulletin Board under the symbol "MSIA." The table below sets forth the high and low closing sale price of the Common Stock for the periods indicated, as reported by the OTC Bulletin Board.

QUARTER ENDED                                           HIGH            LOW
-------------                                         --------       ---------

December 31, 1996.................................    $   2.00       $  0.0625
March 31, 1997....................................        2.00          0.25
June 30, 1997.....................................        2.00          0.125
September 30, 1997................................        2.25          0.50
December 31, 1997.................................        3.50          0.50
March 31, 1998....................................        2.56          1.75
June 30, 1998.....................................        9.03          2.37
September 30, 1998................................       12.87          4.06


         On January 7, 1999, the closing sale price for a share of the Company's Common Stock, as reported on the OTC Bulletin Board, was $6.94. See "Risk Factors - Limited Market and Possible Volatility of Stock Price."


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby until the Warrants and Options are exercised. If all the Warrants and Options are exercised the Company will receive net proceeds of $5,248,782. The exercise price received by the Company from issuance of the shares of Common Stock underlying the Warrants and Options will be used for general corporate purposes. In addition, the Company will not receive any proceeds from the sale of certain shares of Common Stock which were issued to employees and consultants for services rendered or the certain shares of Common Stock which were issued for a note which will be paid in cash or certain intellectual property rights. See "Selling Shareholders."

                                 DIVIDEND POLICY

         The Company has never declared or paid any cash dividends on its Common Stock, and the Company currently intends to retain any future earnings to fund the development of its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Future declaration and payment of dividends on its Common Stock, if any, will be determined in light of the then-current conditions, including the Company's earnings, operations, capital requirements, financial conditions, restrictions in financing agreements, and other factors deemed relevant by the Board of Directors. However, the Company is obligated to pay cumulative dividends on a quarterly basis with respect to all Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shares outstanding.

                                 CAPITALIZATION

         The following table sets forth the debt and the capitalization (unaudited) of the Company as of September 30, 1998 and as adjusted for a subsequent sale of Series E Preferred stock as of December 18, 1998 (unaudited). The table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                                Sept. 30 1998       Adjustment (2)     As Adjusted
                                                                -------------       -----------        -----------

Long-term debt                                                    $  206,493          $                 $  206,493

Obligations under capital leases                                     302,780                 --            302,780
                                                                ------------        -----------         ----------

                                                                     509,273                 --            509,273
                                                                ------------        -----------         ----------
Shareholders' equity (deficit):
      Series B 5% Cumulative Non-Voting Preferred
      stock, $5.30 stated value, 490,000 authorized,
      490,000 issued and outstanding                               2,597,000                 --          2,597,000

      Series C 6% Cumulative Non-Voting Preferred stock,
      $10.60 stated value,
      99,057 authorized,
      99,057 issued and outstanding                                1,050,004                 --          1,050,004

      Series D 6% Cumulative Non-Voting Preferred stock,
      $10.60 stated value,
      279,657 authorized,
      279,657 issued and outstanding                               2,964,364                 --          2,964,364

      Series E 6% Cumulative Non-Voting Preferred stock,
      $30.00 stated value,
      105,000 authorized,
      51,975 issued and outstanding                                       --          1,559,250          1,559,250

      Common Stock, $.10 par value, authorized
      50,000,000 shares, 12,032,221 and 11,506,846
      shares issued and outstanding, respectively.  (1)            1,203,222                 --          1,203,222

Additional paid-in capital                                         3,370,114          (262,450)          3,107,664

Accumulated deficit                                             (10,400,782)                 --        (10,400,782)
                                                                ------------        -----------         ----------
         Total shareholders' equity                                  783,922          1,296,800          2,080,722
                                                                ------------        -----------         ----------
         Total capitalization                                     $1,293,195        $ 1,296,800         $2,589,995
                                                                ============        ===========         ==========

(1) Includes the following Common Stock offered by this Prospectus: (i) 10,286 shares of Common Stock representing the unpaid accrued interest on the Notes, (ii) 293,185 shares of Common Stock subject to transfer between holders and disputed in litigation, (iii) 445,900 shares of Common Stock issued as compensation to employees and consultants, (iv) 48,117 shares of Common Stock issued as dividends to the Holders of Series B, C & D Preferred Shares, and (v) 420,000 shares of Common Stock issued upon conversion of Class A Warrants granted in conjunction with Private Placement Phase I . See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Legal Proceedings."

(2) Includes the private placement of 51,975 shares of Series E Preferred Stock through December 18, 1998, including 2,475 shares issued for placement agent fees in the amount of $74,250. Also commissions and issuance cost of $188,200 have been deducted from the proceeds.

                             SELECTED FINANCIAL DATA

         The following selected financial data has been derived from the consolidated financial statements and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations herein and the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

                                                               SIX MONTHS ENDED                      YEAR ENDED
                                                                 SEPTEMBER 30                         MARCH 31
                                                                 (unaudited)
                                                        ------------------------------     -------------------------------
STATEMENT OF OPERATIONS DATA:                                1998             1997              1998              1997
-----------------------------                           -------------     ------------     --------------    -------------
Net Revenue                                                 1,595,909        2,019,235     $    2,740,821    $   4,665,749
Cost of revenues                                            1,392,495        1,269,679          3,060,634        2,998,235
      Gross profit (loss)                                     203,414          749,556           (319,813)       1,667,514
Selling, General and Administrative Expenses                2,538,155        1,491,178          3,447,137        2,149,899
Net income (loss)                                         (2,334,741)         (741,622)        (3,766,950)        (482,385)
Preferred Stock dividends                                   (693,922)               --         (3,471,170)              --
Net Income (loss) available to
common stockholders                                       (3,028,663)         (741,622)        (7,238,120)        (482,385)
Basic and diluted net loss per share (1)                       (0.26)            (0.07)              (.66)            (.05)
Shares used to compute net loss per share (1)              11,638,166        10,764,733        10,998,874       10,026,400

                                                  AS OF                       AS OF
                                                SEPT. 30                    MARCH 31
                                              (unaudited)
                                             ---------------      -----------------------------
BALANCE SHEET DATA:                                1998                1998            1997
-------------------                          ---------------      -------------    ------------
Working capital (deficit)                            117,228           (192,080)       (618,547)
Total assets                                       3,880,911          2,699,452       2,514,308
Current liabilities                                2,587,716          2,090,701       1,929,042
Total shareholders' equity (deficit)                 783,922             91,669        (103,584)

-------------------

(1) For an explanation of the number of shares used to compute basic and diluted loss per share, see Note 12 of the Notes to Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SECTION AND OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN "RISK FACTORS" AND "BUSINESS."

OVERVIEW AND GOING CONCERN ISSUES

     Micro-Media Solutions, Inc. ("MSI"), the operating subsidiary of MSHI was created in 1993 in Austin, Texas, to provide computer hardware, software programming, system installation and support, maintenance, and media duplication to the public and private sectors. MSI maintains certification as a minority-owned business enterprise and status as a Historically Underutilized Business ("HUB"). On June 23, 1997, the then shareholders of MSI entered into an agreement and plan of reorganization (the "Combination Agreement") with Mountain States Resources Corporation (now known as MSI Holdings, Inc.), whereby the Company acquired all of the issued and outstanding stock of MSI in exchange for 9,310,000 shares of the Common Stock of the Company (the "Combination"). The Combination was accounted for as a recapitalization.

     The Company's significant historical losses raise a doubt as to the Company's ability to continue as a going concern. The Company plans to address the going concern issues described elsewhere in this Prospectus through the Series E Preferred private placement and from substantial contracts signed during fiscal year ending March 31, 1999, which will provide sufficient working capital and cash flows for the next twelve month period. However, there can be no assurance that the Company will be able to secure such additional capital or that the contracts will generate sufficient cash flows or working capital. Subsequent to March 31, 1998, the Company received $2.8 million dollars from Private Placement Phase III (as defined) that have been used to retire debt, decrease past due accounts payable and for operating expenses. As a result, the Company's current ratio has improved and its cash position has increased. The Company has initiated a private placement of the newly created Series E Preferred shares of stock (the "Series E Preferred"). The Series E Preferred will yield aggregate net proceeds of approximately $2.6 million to the Company and is expected to be completed by January 31, 1999. As of December 18, 1998, the Company had received $1,296,800 of net proceeds in partial settlement of the Series E private placement.

     Management, based upon expressions of interest, estimated growth and facility capacities, believes that its contracts with GTE and Siemens Nixdorf (the "Contracts") have the possibility of producing revenues of approximately $8 million during the next twelve month period. Management further anticipates the contracts to yield approximately 10% of revenues as net income. The company has purchased the required equipment with capital leases as of September 30, 1998, and will begin operations under the contracts by January 1999. The proceeds from the Series E Preferred will allow the Company to remodel the existing facility and continue operations through the end of the current fiscal year, by which point it is anticipated that the contracts will be generating positive cash flow and adequate working capital.

     The Company is also negotiating with investment bankers for an additional $20 million private placement to be completed before the fiscal year end of March 31, 1999. These funds will be used to satisfy additional capital needs for expansion opportunities associated with the Contracts. In the event the Company is unable to complete the contemplated $20 million private placement, the Company will forego the Contracts' expansion opportunities, reduce the number of employees and overhead expenses and concentrate its efforts on the Austin operations.

     Among the principal costs to market and sell the Company's products are advertising and promotion costs, salaries and commissions, and general and administrative expenses. MSHI's operating results may be subject to fluctuations on a quarterly and an annual basis as a result of various factors, including, but not limited to, fluctuating market pricing for computer and semiconductor memory products, industry competition, seasonal government purchasing cycles, and working capital restrictions on manufacturing and production. Therefore, the operating results for any particular period are not necessarily indicative of the results that may occur in any future period. See "Risk Factors" and "Business."

     The Company's revenues consist of hardware sales, software sales and the delivery of technical services, including installing and maintaining networks system. The technical service sales of the Company typically yield a higher gross margin than the hardware and software sales of the Company. This is due, in part, to the intense competition in the hardware and software sales sector from Original Equipment Manufactures ("OEM's") and distributors. As a result, the Company, is attempting to strategically reposition itself from emphasizing hardware sales to intensifying sales of technical services. Due to the strategic repositioning, the Company's hardware sales are not growing and the Company is incurring additional expenses in hiring personnel, remodeling existing facilities and purchasing new equipment. The Company anticipates hiring approximately 20 new employees by fiscal year end and is remodeling its existing facilities to accommodate the increase. The losses being incurred because of the strategic repositioning are expected to continue for the balance of the fiscal year. However, the GTE and Siemens Nixdorf contracts are expected to begin generating revenues by the last quarter of fiscal year ending March 31, 1999, and those revenues are expected to exceed the associated expenses by the first quarter of the next fiscal year. See Management's Discussion and Analysis of Financial Conditions and Results of Operations - Results of Operations.

RECENT DEVELOPMENTS

     In July 1998, MSI entered into a renewable 10 year sublease with GTE Intelligent Network Services, Inc. ("GTE") under which MSI agreed to lease a portion of their east Austin facilities to GTE for installation of GTE's Point of Presence ("POP") equipment (the "Sublease"). On May 29, 1998, MSI entered into a 3 year subscription to GTE's Internet Advantage version 5.1 Connection Service granting MSI access to GTE's POP (the "Connection Service"). MSI has also subscribed to GTE's DiaLinx Service for 36 consecutive months, allowing for the resale of Internet access to end-users (the "DiaLinx Service")(the Sublease, Connection Service and DiaLinx Service are collectively referred to as the "GTE Agreement"). GTE's establishment, management and monitoring of multiple domains on behalf of MSI is included in the Connection Service. The Connection Service was upgraded to GTE's Internet Advantage version 6.0 on September 29, 1998. MSI will lease connections to the POP for access to the GTE Internet network to other businesses. MSI will target companies that need direct, high-speed access to the Internet through turn-key collocation services for high volume (known as bandwidth) Internet web applications. Collocation is a service that provides a high speed, high bandwidth connection to the Internet backbone using various backup systems to increase the connection's fault tolerance. By connecting directly to Internet via the POP, MSI is able to eliminate the local loop, the weakest component in localized Internet connections. MSI will have the capacity to support over four thousand collocation rack spaces. These rack spaces will be used to host the net servers for MSI clients and provide those clients with direct access to the Internet. When fully implemented, these collocation services are expected to significantly increase MSHI's revenues over the term of the Connection and DiaLinx Services. The GTE Agreements provide the potential for MSHI to increase revenue by selling Internet access to various high Internet demand entities for such activities as commerce and academics. It is anticipated that the requisite hardware will be operational in January 1999.

     In July 1998, MSI began providing systems integration, warehousing, systems configuration and other fulfillment services for Siemens-Nixdorf Information Systems, Inc. ("Siemens-Nixdorf") for Point of Sale ("POS") systems and Automated Teller Machines for Siemens-Nixdorf's customers such as Sears-Roebuck ,and Bealls department stores (the "Siemens-Nixdorf Agreement"). This agreement provides that Siemens-Nixdorf will store its inventory at MSI, and MSI will charge Siemens-Nixdorf for various systems integration services. This arrangement provides MSHI with a revenue stream without a significant working capital commitment.

     MSHI formed TeleVista, Inc., a wholly owned subsidiary ("TVI") in September of 1998 to run the electronic commerce business for the on-line sale of hardware and software over the Internet through the use of a secure server. Secure servers allow for the accelerated receipt of funds through credit card payments for hardware and software purchases made through their web sites operated by it.

RESULTS OF OPERATIONS

Six Months Ended September 30, 1998 Compared with September 30, 1997 (unaudited)

     Revenues for the six months ended September 30, 1998 of $1,595,909 decreased $423,326 or (20.96%) from the $2,019,235 recorded in the six months ended September 30, 1997. This decrease is a combination of an increase of $43,399 in hardware, software and peripherals revenues and decreases of $275,650 in service, support and integration revenues and $191,075 in network installation revenues. The nominal increase of $43,399 in hardware, software and peripherals revenues reflects normal fluctuations in sale of hardware, software and peripherals products.

     The $275,650 decrease in service, support and integration revenues relates to a reduction in the scope of work on two contracts. Revenues on a contract for the installation and servicing of lottery machines decreased approximately $300,000 from the six months ended September 30, 1997 compared to the September 30, 1998 period. Other decreases in revenues were on a contract for the City of Austin of approximately $56,000 from the six months ended September 30, 1997 compared to September 30, 1998 period. Increases in service, support and integration revenues of approximately $77,000 are attributed to new contracts received from Siemens Nixdorf and the State of Texas lottery contractor.

     The $191,075 decrease in network installation revenues relates to specific significant school district network installation contracts that were in place during each period. During the six months ended September 30, 1997 MSI- TEXAS was performing on a contract for Hereford Independent School District which started in April 1997. During the six months ended September 30, 1998, MSI-TEXAS began the installation of a network system under a contract with San Felipe Del Rio Consolidated Independent School District. This contract was executed in July 1998 with installation beginning in August 1998.

     Cost of goods sold ("COGS") for the six months ended September 30, 1998 increased $122,816 or 9.7% to $1,392,495 compared to the six months ended September 30, 1997 representing 87.25% of revenue resulting in a margin of 12.75%. Cost of goods sold for the six months ended September 30, 1997 was $1,269,679 or 62.88% of revenue resulting in a margin of 37.12%. The decrease in margins is a combination of an increase in COGS for hardware, software and peripherals in the amount of $456,388 and decreases in COGS for service, support and integration in the amount of $243,384 and in network installation in the amount of $90,188.

     COGS as a percentage of revenues for hardware, software and peripherals was 96.2% for the six months ended September 30, 1998 resulting in a margin of 3.8% compared to a margin of 40.2% for the six months ended September 30, 1997. The decreasing margins are due to market pressure to lower prices on hardware, software and peripherals products from the Company's competitors and customers including the result of the competitive bidding process required for sales to public entities. Contributing to the lower margins for 1998 were sales made below cost as a result of poor estimating of cost by MSI-TEXAS. Procedures are now in place to insure profitable margins on hardware, software and peripherals sales.

     COGS as a percentage of revenues for service, support and integration was 38.1% for the six months ended September 30, 1998 resulting in a margin of 61.9% compared to a margin of 35.0% for the six months ended September 30, 1997. The increase in margins is a result of MSI-TEXAS obtaining an service, support and integration contract with Siemens Nixdorf for system integration. This contract requires that Siemens Nixdorf supply all hardware and software products to be integrated into the systems. Additional decreases in COGS are a result of a contract to install Texas State Lottery vending machines in retail businesses. This contract requires the lottery contractor to supply all hardware cost.

     COGS as a percentage of revenues for network installation was 93.8% for the six months ended September 30, 1998 resulting in a margin of 6.2% compared to a margin of 30.5% for the six months ended September 30, 1997. The decrease in margins relate to specific significant school district network installation contracts that were in place during each quarter. During the quarter ending September 30, 1998 MSI-TEXAS received a contract of approximately $700,000 with San Felipe Del Rio Consolidated Independent School District for network system installation. The margin on this contract was less due to competitive bidding required by public entities. Additional contracts with Del Rio were received, subsequent to September 30, 1998, that allow the opportunity for increased overall margins. Aggregate contracts and purchase orders with Del Rio are now in excess of $1 million.

     Selling, General and Administrative Expenses for the six months ended September 30, 1998 of $2,538,155 represents 159.04% of Revenues. The 1998 amount represents an increase over the six months ended September 30, 1997 of $1,046,977 or 70.21%. Approximately $682,000 of the increase represents the increase in staff salaries and benefits. Staff additions include technical staff, sales staff, accounting staff and middle management. These increases are needed as the Company prepares to offer collocation services at its Austin, Texas facility and will also enable the Company to work on larger service contracts. Increases in professional fees of $247,000 is largely attributable to the reporting requirements associated with being a public company. Occupancy expense increased approximately $110,000 due to facility expansion and increased staffing.

Year Ended March 31, 1998 Compared with the Year Ended March 31, 1997.

     Revenues for 1998 were $2,740,821 as compared to revenues for 1997 of $4,665,749. Revenues for 1998 decreased $1,924,928 or (41.3%) from 1997. This reduction in revenues in 1998 occurred primarily as a result of the completion of a large network installation project without any new projects queued to follow coupled with a leveling off of hardware sales.

     Cost of goods sold for 1998 increased $62,399 or 2.1% from 1997. This increase in cost of goods sold was primarily the result of increased costs of hardware and services, partially offset by decreases in the costs associated with the Company's network services. Costs of goods sold for 1998 as a percentage of revenue was 111.7%. This percentage is extraordinarily high and resulted in a negative gross margin of ($319,813) or (11.7%) of revenues for the year as compared to a gross margin of $1,667,514 for 1997. The gross margin as a percentage of revenues for 1997 was 35.7%. The gross margin percentage experienced in 1997 more closely represents the gross margins Management is working to attain. Extraordinary items experienced in cost of goods sold for 1998 include a cost overrun of approximately $500,000 on a large cabling project for a Texas school district. The project was a lump sum contract and the overrun was absorbed by the Company. Problems experienced with the substantial cost overrun situation have been addressed with better controls, new middle management and improved accounting. Management does not anticipate significant cost overruns in the future.


     Selling, general and administrative expenses in 1998 of $3,447,137 represent 125.8% of revenues. The 1998 selling, general and administrative expenses represent an increase over 1997 of $1,297,238 or 60.3%. Approximately 50% of the expense increase, or approximately $623,000, represents the expenses associated with the hiring of increased marketing and technical staff to enable the Company to work on larger service contracts. Other increases include professional fees, which increased approximately $314,923 due to additional legal, accounting and other consultants associated with the Combination and the reporting requirements attendant to being a publicly traded company. Interest expense also increased $194,000 due to increased line of credit usage and late fees on overdue accounts.


POTENTIAL LOSS OF HUB STATUS

     MSI is currently qualified in Texas as a "Historically Underutilized Business" ("HUB"). As long as MSI maintains its status as a HUB, it will continue to receive favorable treatment by certain governmental entities in their granting of contracts. The Company generated revenues of approximately $414,000 and $919,000 during 1998 and 1997, respectively, from HUB related contracts, or 15% and 20% of its gross revenues, respectively. MSI will graduate from its HUB status upon the happening of any of the following events: (i) less than 51% of the Company's voting stock is owned by minorities; (ii) such minority owners are not active participants in the day-to-day operations and management of the business; (iii) the four year average of gross revenues of MSI exceeds certain levels based on the MSI's Standard Industrial Classification Code ("SIC Code"); or (iv) the four year average of total employment levels of MSI exceeds the Small Business Administration established levels for businesses with a similar four-digit SIC Code. Equity Investors Ltd. ("EIL") has acquired a sufficient number of convertible preferred shares that if converted would disqualify MSI from HUB status based upon the minority ownership criteria. Nonetheless, EIL covenanted, in the respective placement agreements, not to exercise its conversion rights in a manner that would compromise

MSI's HUB status. Moreover, under the current SIC Code applicable to MSI, MSI must not exceed 500 employees, it currently has 79 employees. The current SIC Code classification does not impose a revenue ceiling, however, some SIC Code classifications under which MSI operated placed a three year or a four year average of gross revenue limitation. The potential loss of HUB status may also be contingent upon the SIC Code under which MSI operates in the future. Future changes in operations may require the MSI to change its SIC Code, which could alter the employee ceiling and impose revenue restrictions as low as $5 million per year, averaged over periods as short as three years. A change in MSHI's SIC code would have no effect on the operating subsidiary's HUB status. Though not currently anticipated, MSI, the operating subsidiary, may be required to change its SIC code, if its operations diversify into activities better described by an alternative classification. There can be no assurance that MSI will continue to qualify for HUB status. Further, there is no assurance that HUB-type programs will not be eliminated by the state or federal governments. If MSI's HUB status is lost, the Company does not anticipates a negative effect on existing contracts, since the preference is given at the contracting stage. Conversely, the loss of HUB status may impede the Company's ability to attract contracts from a market sector which has historically provided up to 20% of the Company's revenues.

LIQUIDITY AND CAPITAL RESOURCES

     On November 18, 1997, the Company received $2,120,000 upon completion of a private placement whereby 400,000 of Series B Preferred were sold to Entrepreneurial Investors, Ltd. ("EIL") for $5.30 per share ("Private Placement Phase I"). The Company also issued 20,000 shares of Series B Preferred to Equity Services, Ltd. ("ESL") as a commission for the completion of Private Placement Phase I. The Company received $371,000 in October 1997 from two individuals pursuant to two senior convertible notes (the "Notes"), which are secured by an aggregate of 1,050,000 shares of Common Stock of the Company. The Notes were subsequently converted into an aggregate of 70,000 shares of Series B Preferred. On February 4, 1998, the Company received $1,000,004 completing a second private placement whereby 94,340 shares of Series C Preferred were sold to EIL for a purchase price of $10.60 per share ("Private Placement Phase II"). As private placement fee for the completion of Private Placement Phase II, the Company issued 4,717 shares of Series C Preferred to ESL. By July, 1998, the Company received $2,823,204 completing a third private placement, whereby 266,340 shares of Series D Preferred were sold to fourteen investors for a purchase price of $10.60 per share ("Private Placement Phase III"). The Company also issued 13,317 shares of Series D Preferred to ESL as a private placement fee for the completion of Private Placement Phase III. In November 1998, the Company received $1,485,000 commencing the private placement of the Series E Preferred, 49,500 shares of which were sold for a purchase price of $30.00 per share (the "Series E Preferred"). As a private placement fee for partial completion of the Series E Preferred, the Company issued 2,475 shares of Series E Preferred to ESL. The remaining 50,500 shares of the Series E is anticipated to be placed by January 31, 1999. The expenses for Private Placement Phase I, Private Placement Phase II, and Private Placement Phase III, including broker fees, private placement fee (including stock for the private placement fee) and legal and accounting expenses totaled $775,350, $201,291 and $978,358 respectively. The expenses for the placement of the Series E Preferred including broker fees, private placement fee (including stock for the private placement fee) and legal and accounting expenses were $262,450 through December 18, 1998 and are expected to total $525,000 through January 1999.

     As of September 30, 1998 and March 31,1998, the Company's total assets were $3,880,911 and $2,699,452 respectively, with liabilities of $3,096,989 and $2,607,783, respectively. Current assets of $2,704,944 and $1,898,621 represent 104.5% and 90.8% of current liabilities of $2,587,716 and $2,090,701.
Improvements in the Company's cash position are a result of the collection of accounts receivable and funds from increases in shareholders equity resulting from the previously consummated private placements more particularly described above. Reductions in accounts receivable between 1998 and 1997 are a direct reflection of the reduced level of sales experienced in 1998. The Company's liabilities of $3,096,989 at September 30,1998 consist of $1,230,000 of a fully secured credit line, $1,357,716 of current liabilities and $509,273 of long-term liabilities.

     For the years ended March 31, 1998 and 1997, the Company's total assets were $2,699,452 and $2,514,308, respectively, with liabilities of $2,607,783 and $2,617,892, respectively. Current assets of $1,898,621 and $1,310,495 represent 90.8% and 67.9% of current liabilities of $2,090,701 and $1,929,042.
Improvements in the Company's cash position are a result of the collection of accounts receivable and funds from increases in shareholders equity resulting from the previously consummated private placements more particularly described above. Reductions in accounts receivable between 1998 and 1997 are a direct reflection of the reduced level of sales experienced in 1998. Accounts receivable balances at March 31, 1998 and 1997 reflect the charge off of $73,252 and $4,249, respectively, of uncollectible accounts receivable. The Company's liabilities of $2,607,783 at March 31,1998, consist of $1,228,966 of a fully secured credit line, $861,735 of current liabilities and $517,082 of long-term liabilities.

     The Company, subsequent to the end of March 31, 1998, paid its Bank One Texas, NA loans in full and substantially reduced the borrowings under its fully secured line of credit. Net shareholders equity as of September 30, 1998 and March 31, 1998 was $783,922 and $91,669, respectively. During the year ended March 31, 1998, and the six months ended September 30, 1998, the Company completed Private Placement Phase I, Private Placement Phase II and Private Placement Phase III. Receipt of these funds enabled the Company to reduce its outstanding debt and pay off the past due accounts payable.


     During the six months ended September 30, 1998, working capital increased $309,308 from March 31, 1998. During the year ended March 31, 1998, working capital increased $426,467 from March 31, 1997. The balances of its accounts payables, accrued expenses and accounts receivables were increased as a result increased sales and the resulting increase in related accounts. At September 30, 1998, the Company had a working capital of $117,228 compared to a working capital deficit of ($192,080) and ($618,547) at March 31, 1998 and 1997. The Company was current on all significant accounts payable at September 30, 1998. As of March 31, 1998 the Company was more than 30 days past due on $170,000 or 57% of its accounts payable. The Company's account receivables at September 30, 1998 include approximately $443,000 from the State of Texas for a sale of computer hardware in September 1998. This amount and all other material accounts were subsequently collected.

     Subsequent to September 30, 1998, the Company made arrangements for an additional private placement of $3,000,000. The Company will issue 100,000 shares of Series E preferred stock, at a stated value of $30 per share. As of December 18, 1998, the Company had received $1,296,800 of net proceeds in partial settlement of the Series E private placement. The Series E placement is expected to be completed by January 31, 1999.

     The Company has a critical need for additional working capital to meet contractual obligations under the GTE Agreements. Management believes that the GTE Agreements along with the Siemens Nixdorf Agreements (the "Contracts") have the potential to increase revenue levels, provided that sufficient working capital is obtained. The Company anticipates utilizing the $2.6 million in net proceeds from the Series E Preferred placement to satisfy its capital requirements for the balance of fiscal year ended March 31, 1999, by which point it is anticipated that the contracts will be generating positive cash flow and adequate working capital.

     In addition the Company is contemplating a $20 million private placement, to be completed by fiscal year-end. These funds will be used to satisfy additional capital needs for expansion opportunities associated with the Contracts. In the event the Company is unable to complete the contemplated $20 million private placement, the Company will forego the Contracts' expansion opportunities, reduce the number of employees and overhead expenses and concentrate its efforts on the Austin operations. See Management's Discussion and Analysis of Financial Conditions and Results of Operations - Overview and Going Concern Issues.

YEAR 2000 ISSUES.

     As with other companies, the Company has initiated a program to study the impact on its computer system in order to be Year 2000 compliant. This study involved identifying any modifications or replacements of certain hardware and software maintained by the Company. The study has been completed. The Company has identified the computer systems that will require either modification, upgrade or replacement. Implementation of the Company's Year 2000 plan should be completed by March 31, 1999. The Company anticipates that in-house personnel will be primarily responsible for completing these tasks and that the costs will be insignificant. As such, the Company believes that the planned modifications, upgrades and replacements of existing systems will be completed in a timely fashion to assure Year 2000 compliance, and any related cost will not have a material impact on the Company's results of operations, cash flows, or financial conditions in future periods. The Company has budgeted for $25,000 to address these expenses. In addition, the Company is also taking actions to assure that its customers and vendors are taking steps to remedy their Year 2000 issues.

     The Company is not incurring any unique risks in connection with Year 2000 issues. It is however subject to the risk that information and financial resources may be temporarily unavailable. This societal risk may temporarily disrupt cash flows worldwide. The Company believes that by becoming, and assisting its clients and vendors to become, Year 2000 compliant it is likely to circumvent that threat. The Company expects to be Year 2000 compliant March 31, 1999. If compliance is not achieved by that date, the Company will reallocate resources, as necessary, to ensure compliance within six months, thereafter.

INFLATION.

     Management does not believe that inflation will have a material impact on the Company's pricing of goods or services since the Company, generally, has the ability to adjust prices to meet the current market conditions.

                                    BUSINESS

BACKGROUND

     MSI Holdings, Inc., a Utah corporation ("MSHI" or the "Company"), headquartered in Austin, Texas, is a communications services company specializing in turnkey solutions for high-speed Internet connectivity, communication infrastructure design and installation, and network system integration for customers in both the private and public sectors. MSHI has two wholly-owned subsidiaries, Micro-Media Solutions, Inc., a Texas corporation ("MSI") and TeleVista, Inc., a Texas corporation, doing business as High Power.Net, ("TVI"). TVI was incorporated in August, 1998 and has not yet commenced operations. The Company is publicly traded on the OTC Bulletin Board under the symbol "MSIA".

     MSI was created in 1993 to provide computer hardware, software programming, system installation and support, maintenance, and media duplication to the public and private sectors. MSI maintains certification as a minority-owned business enterprise and status as a Historically Underutilized Business ("HUB"). On June 23, 1997, the then shareholders of MSI entered into an agreement and plan of reorganization (the "Combination Agreement") with Mountain States Resources Corporation (now known as MSI Holdings, Inc.), whereby the Company acquired all of the issued and outstanding stock of MSI in exchange for 9,310,000 shares of the Common Stock of the Company (the "Combination"). The Combination was accounted for as a recapitalization. Mountain State Resources changed its name to Micro Media Solutions, Inc. and in October 1998, changed its name to MSI Holdings, Inc.

     MSHI's facilities in east Austin, Texas are designed for final assembly-type production, system integration services, depot repair (pick-up, repair and return service), warehousing of computer equipment and collocation (remote site Internet access by companies). Currently, the Company is not providing collocation services, but is expected to be able to provide this service in early 1999. These facilities are located in an economically challenged area of Austin to introduce a non-traditional business into the area, to provide high-tech employment skills to the typically underprivileged area residents, and to access a loyal, under-utilized and readily available workforce. In the years since its inception, the Company has grown from a 2 person operation to over 70 employees.

     The Company has focused on systems design and system implementation services and is a certified installer of copper and fiber optic cabling for use in local area and wide area networks supporting data, voice, and video applications. MSHI's computer networking services include system integration and design installation as well as maintenance of local and wide area networks ("LAN/WAN"). In this context the Company also provides hardware and software sales related to its systems designs and implementation services.

INDUSTRY OVERVIEW

     The Company, through its collocation services, intends to enter the Internet access market in early 1999. According to Hoover's Online industry review of the Internet/Online industry, the Internet access market is currently a $3 billion industry and online services are predicted to generate revenues of $15 billion per year by the year 2003. The significant growth in the telecommunications industry is driven by increasing demand for data services and Internet connectivity. Provider and consumer hardware and software technology have been rapidly advancing. In this evolving climate, global access to information has become increasingly important. The Internet has evolved as the preferred medium to handle the demand for increased data transmissions speeds. The Company believes companies in the forefront of developing bandwidth capacity, transmission and processing speeds, and Internet access are best positioned to capitalize on the growth potential in this area of the telecommunications industry. Modem manufacturers are developing faster modems, phone companies are seeking to transmit more data bits through their lines and even direct-broadcast satellite companies, like DIRECT TV, are entering the industry, including Microsoft's recent $1 billion investment in Comcast.

     One of the main impediments to Internet growth is data transmission speed. The Company believes that, absent increased bandwidth to handle the increasing traffic on the Internet, delays during downloads will continue to be costly and turn away users. By offering bundled services, the Company will provide the market with turn-key solutions to bridge the technology gap. The Company's ability to provide comprehensive information technology solutions, including wider bandwidths, will enhance, in the opinion of management, its ability to provide competitive customer service and generate increasing revenues.

SERVICES AND PRODUCTS

     MSHI is a communications services company specializing in turnkey solutions for high-speed Internet connectivity, communication infrastructure design and installation, and network system integration in the private and public sectors. The Company has plans to implement collocation services by January 1999.

     Until the end of 1996, the Company emphasized the sale of electronics equipment with a concentration in contracts that relied on MSI's HUB status. However, in 1997, the Company decided to change its direction to concentrate on communications technology services. The Company intends to invest in the development of core infrastructure to support collocation and Internet connectivity services. By being able to provide high-speed bandwidth and coupled with its current ability to provide wide-area fiber optic network installations MSHI should be in a position to satisfy a broad range of current market demands.

     MSHI's offers design, development, hosting, and high speed Internet connectivity services, and will provide turn-key collocation services (including on-site services and support). Its system integration services include the certified design and installation of advanced copper and fiber optic lines for both intra- and inter-plant cabling projects in the private and public sectors. The Company also evaluates, installs, maintains, and administers advanced LAN/WAN systems. Its full service system integration services include the procurement, installation, configuration, and testing of key components. Further, the Company's service and support team currently provides service and repair for wireless, data, and voice technology networks throughout the State of Texas.

     MSI's principle product is its technical expertise. The Company has taken a pro-active approach to developing a skilled labor force while decreasing its requirements for carrying inventories of computer hardware. In addition the Company's facilities are located in Austin, which has been attracting technology driven industries. The inventory necessary to carry for the Company to provide its technical services is readily available within the region or, alternatively, from domestic suppliers.

STRATEGIC OPPORTUNITY

     In July 1998, MSI entered into a renewable 10 year sublease with GTE Intelligent Network Services, Inc. ("GTE") under which MSI agreed to lease a portion of their east Austin facilities to GTE for installation of GTE's Point of Presence ("POP") equipment (the "Sublease"). In May 1998, MSI entered into a three year subscription to GTE's Internet Advantage version 5.1 Connection Service granting MSI access to GTE's POP (the "Connection Service"). MSI has also subscribed to GTE's DiaLinx Service for 36 consecutive months, allowing for the resale of Internet access to end-users (the "DiaLinx Service")(the Sublease, Connection Service and DiaLinx Service are collectively referred to as the "GTE Agreement"). GTE's establishment, management and monitoring of multiple domains on behalf of MSI is included in the Connection Service. The Connection Service was upgraded to GTE's Internet Advantage version 6.0 on September 29, 1998. MSI will lease connections to the POP for access to the GTE Internet network to other businesses. MSI will target companies that need direct, high-speed access to the Internet through collocation services for high volume (known as bandwidth) Internet web applications. Collocation is a service that provides a high speed, high bandwidth connection to the Internet backbone using various backup systems to increase the connection's fault tolerance. By connecting directly to Internet via the POP, MSI is able to eliminate the local link, the weakest component in an Internet connection. MSI will have the capacity to support over five thousand collocation rack spaces. These rack spaces will be used to host the net servers for MSI clients and provide those clients with direct access to the Internet. When fully implemented, these collocation services are expected to significantly increase MSHI's revenues over the term of the Connection Service. The GTE Agreements provide the potential for MSHI to increase revenue by selling Internet access to various high Internet demand entities for such activities as commerce and academics. It is anticipated that the requisite hardware will be operational in January 1999.

     MSHI intends to develop critical business services, including high-speed high-bandwidth Internet connectivity, and network design and installations, allowing MSHI to address a broad-range of the dynamic demands in the marketplace. Currently MSHI's operations have been limited to within Texas. However, MSHI plans to continue developing its marketing efforts to expand the Company's licenses beyond its home state. The Company's strategic alliances are also being utilized to promote this objective. The GTE Agreements allow MSHI to satisfy the market's current dynamic demands and have the potential of quickly moving the Company into other geographic markets.

     MSHI's depot service operations and state-wide service networks allow MSHI to provide inside /outside plant cable installations, development of data processing and network technology and provide MSHI the opportunity to add additional bundled-services to its product mix. MSHI is expanding its current lines of depot services to include on-site service and depot operations for maintaining computer equipment related to the Texas State Lottery. MSHI's current depot services clients also include: GTECH Corporation, Transactive Corporation, the State of Texas, CompUSA, Southwestern Bell Corporation and various Texas school districts and University systems.

     The Company's Internet expertise also affords it the opportunity to provide certain, non-traditional information technology services, such as maintaining "virtual" retail distribution centers. MSHI currently maintains the exclusive Hewlett Packard online storefront, which provides web site access to Fortune 100 companies, federal, state and local governmental agencies. Hoover's Online industry review estimates this market sector, with participants like Amazon.com, as a $500 million annual business.

COMPETITION

     The telecommunications industry is highly competitive and the capital requirements for entry are relatively low. The computer and information access markets are characterized by rapidly changing technology and evolving industry standards. Competition exists in both the processing and retail levels and is based primarily on price, product features, reputation for service and quality, sales promotions, merchandising terms, and availability of processing capacity. The Company experiences significant competition from other network computer manufacturers, suppliers of personal computers and workstations, and software developers. Major competitors of the Company include Original Equipment Manufacturers ("OEMs") and distributers, smaller niche-market installers, and information technology providers including system consultants. The size and capitalization of the Company's competitors range from small local companies to multi-national providers such as IBM, DELL and America Online. However, due in part to the Company's change in direction to concentrate on communication technology services, the Company is seeking a significant capital infusion. Without this capital infusion it is likely that the Company will be unable to compete with those entities that have greater capital. See Management's Discussion and Analysis of Financial Condition and Results of Operation - Going Concern Issues.

GOVERNMENT REGULATIONS

     The Company has been dependant on its status as a HUB to develop is reputation and business. It is currently well within the revenue and employee limits for its SIC Code classification to maintain its HUB status. However, as the Company continues to grow and develop, its revenue and employee characteristics and SIC Code designation may change. In addition, for reasons beyond the Company's control, the state and federal HUB programs may cease to exist. Though no such event is anticipated, the potential loss of HUB status may have a material adverse effect on the Company's revenue generating abilities. See Management's Discussion and Analysis of Financial Condition and Results of Operation - Potential Loss of HUB Status.

FACILITIES

     MSI's two facilities in east Austin consist of approximately 39,5000 square feet and 20,000 square feet, respectively, of leased office and warehouse space with the leases expiring in July 31, 2008, and August 31, 2005, respectively. Each lease contains an option for renewal for an additional 10 years. The facilities are designed for collocation, production, system integration services, depot repair, and warehousing.

EMPLOYEES

     At March 31, 1998, MSI had a total of 60 employees, of which 53 are full-time employees. None of MSI's employees are subject to a collective bargaining agreement, and the Company believes its relations with its employees are good. As of November 1, 1998, the company's total number of employees had increased to 79. The total number of employees is expected to continue growing at a rate of approximately 10% per month for the remainder of the fiscal year.

LEGAL PROCEEDINGS

     The Company is currently involved in two material lawsuits, both of which relate to the Company's relationship with a former consultant, Kenneth O'Neal ("O'Neal") and a firm which he controls, Argus Management, Inc. ("Argus"). On December 18, 1997 Argus filed a lawsuit in Kerr County, Texas, 216th Judicial District, to collect on two promissory notes in the aggregate principal amount of $200,000. The Company is vigorously defending this lawsuit and it filed a related suit against O'Neal and Argus in Travis County, Texas on February 6, 1998, alleging fraud, usury in connection with the promissory notes, and seeking an order from the Court demanding that Argus transfer 293,185 shares of Common Stock of MSI, held by Argus, to various shareholders who have previously purchased such shares (the "Argus Related Shares"). The Company's defenses are based upon O'Neal's and Argus' attempts to unilaterally modify the parties' contract and charge an usurious interest rate and other compensation before fulfilling their contractual obligation.


                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS


     As of January 7, 1999, MSHI's current executive officers and directors, their titles, ages and tenure are as follows:


                                                                                            PERIOD FROM
        NAME                  AGE                    POSITION                               WHICH SERVED
        ----                  ---                    --------                               ------------
Jose G. Chavez                 48       Chairman of the Board Of Directors, President     June 23, 1997
                                        and Chief Executive Officer
David W. Hill                  32       Chief Financial Officer                           August 10, 1998
Mitchell C. Kettrick           32       Vice-President, Secretary and Director            June 23, 1997
Tom M. Upton                   41       Vice-President Sales                              September 9, 1998
Jaime Munoz                    37       Vice-President of Operations                      November 15, 1997
Ernesto M. Chavarria (1)       43       Director                                          February 16, 1998
Blandina Cardenas (1)          43       Director                                          February 16, 1998
Daniel Dornier (1)             36       Director                                          July 21, 1998

     (1) Members of the audit committee.

     The Company has no knowledge of any arrangement or understanding in existence between any executive officer named above and any other person pursuant to which any such executive officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Board of Directors. All Officers of the Company will hold office until the next annual meeting of the Company.

BIOGRAPHICAL INFORMATION

     Jose Chavez, the President and Chief Executive Officer of the Company, has over 25 years' experience in manufacturing, engineering, system design and development, energy engineering, and computer technology management. As co-founder of MSI in 1993, Mr. Chavez has led the development of MSI from a two-person start-up in 1993 to a multi-million dollar business enterprise. Mr. Chavez was Plant Manager for HDS, a division of Hart Graphics, Inc., a computer disk manufacturer for 1991 to 1993, and Manufacturing Manager for CompuAdd Corporation, a personal computer manufacturer from 1989 to 1991. Prior to working at CompuAdd, Mr. Chavez was a section head at Hughes Aircraft for nine years. Mr. Chavez obtained a Master of Administrative Management from the University of Redlands Business School in 1981 and a Bachelor of Science in Electrical Engineering from the University of Texas at El Paso in 1975. Mr. Chavez has been a director of the Company since June, 1997.

     David W. Hill, Chief Financial Officer, brings over 10 years of experience in executive financial management, mergers & acquisitions, investment development, and strategic planning. Mr. Hill served as a Finance Manager for Dell Computer's Home and Small Business Group from 1997 to 1998. Mr. Hill served with Applied Materials, Inc. in 1997. Additionally, Mr. Hill was President and Chief Financial Officer of Discovery Technologies, Inc. from 1993 to 1997. Mr. Hill filed for protection from creditors under Chapter VII of the Bankruptcy Code in 1998. He received his Master of Business Administration from Baylor University in 1989 and a Bachelor of Science in International Trade from Texas Tech University in 1987.

     Mitchell Kettrick, Vice-President of Technical Operations, has over 12 years of experience in manufacturing, test diagnostics and networking. As MSI's co-founder and Chief Technology Officer, he oversees technical services, systems design, and information services. Mr. Kettrick was the Quality Assurance Manager for Hart Distribution Service, a computer disk manufacturer, in 1992 and the Manufacturing Systems Test Manager for CompuAdd Corporation, a personal computer manufacturer, from 1987 to 1991. Mr. Kettrick received an Associate Degree in Computer Maintenance Technology from Texas State Technical College in 1987. Mr. Kettrick has been a director of the Company since June 1997.

     Thomas M. Upton, Vice-President of Sales, has 17 years high-tech sales experience. From 1996 to 1998, Mr. Upton worked for Boundless Technologies, Inc., as their President of the Global Distribution Division, Senior Director of Worldwide Sales, and Director of North American Sales . Mr. Upton was previously a Regional Manager of Major Accounts and served as National Support Manager responsible for worldwide system support with Applied Digital Data Systems, a subsidiary of AT&T, from 1981 to 1994. Mr. Upton has a Bachelor of Science in Electrical Engineering degree from New York Institute of Technology.

     Jaime Munoz, Vice President of Operations, has over 10 years of direct experience in project management implementation. Mr. Munoz manages MSI's purchasing, warehouse operations, facilities, on-site production, security, and human resources. His background includes extensive experience with strategic planning, market assessment, new business development and operations management. Prior to joining MSI, Mr. Munoz worked as a consultant for the American Residential Services from 1997 to 1998, and served as Vice President/Chief Marketing Officer for Infrastructure Services, Inc., in Houston, Texas from 1987 to 1997. Mr. Munoz obtained a Bachelor of Science in Mechanical Engineering from The University of Texas at El Paso.

     Ernesto M. Chavarria, Director, has over 25 years' experience providing consulting services in the area of international business development and public affairs to Fortune 500 Companies. Mr. Chavarria has been the President of ITBR, Inc., an international overseas consulting company since 1990. Mr. Chavarria has been a Director of the Company since November 1997.

     Blandina Cardenas, Director, has been a Professor at the LBJ Institute for Teaching and Learning since 1993 and has served as a Director of the Office of Minorities in Higher Education. She has also served as the Commissioner of Presidential Appointments to the U.S. Commission of Civil Rights. Ms. Cardenas has also been an Associate Professor at the University of Texas at San Antonio for over 14 years. Ms. Cardenas has been a Director of the Company since November 1997.

     Daniel Dornier, Director, brings over a decade's worth of investment banking experience to the Company. Since 1995, Mr. Dornier has been the President of Dornier Capital Advisers, where he manages investment portfolios for high net worth in the U.S. and Europe. Between 1993 and 1995, Mr. Dornier was a private investment manager for various companies owned by the Dornier family. He was previously an investment banker at SBC Warburg, Dillon, Reed from 1991 to 1993. In 1989, he obtained his Master of Business Administration from the City University of Bellevue, Washington, the Zurich, Switzerland campus, and in 1984 he received a Bachelor of Business Administration from the University of Nuertingen, Germany.

BOARD COMMITTEES

     Pursuant to Private Placement Phase I and Private Placement Phase II, the Company is required to establish (i) a Compensation Committee, consisting of three Board Members, one of which to be designated by the holders of the Series B Preferred and (ii) an Audit Committee consisting of three Board Members, one of which to be designated by the holders of the Series C Preferred.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company (the "Outside Directors") will be paid the sum of $1,000 for each meeting of the Board of Directors attended by them. Additionally, they will be reimbursed for expenses incurred in attending meetings of the Board of Directors and related committees. As of July 28 1998, MSI has the following three Outside Directors: Ernesto M. Chavarria, Blandina Cardenas and Daniel Dornier.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by the Utah Business Corporation Act, as amended, the Company has included in its Revised Articles of Incorporation a provision that the Company may indemnify its officers, directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceeding against them for which they may be indemnified.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

     The following table sets forth compensation for the Chief Executive Officer ("CEO"), and the four most highly compensated other executive officers whose salary and bonus for 1998 and was $100,000 or greater (collectively, the "Named Executives"). Only the CEO and one other executive officer of MSI received salaries and bonuses in excess of $100,000 in fiscal 1998. Consequently, only the CEO and one other executive officer appear in this table.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE


                                                                          Long Term Compensation
                                                                     ===============================
                                       Annual Compensation                  Awards           Payouts
=====================================================================================================================
        (a)            (b)        (c)          (d)         (e)         (f)          (g)         (h)          (i)

                                                                                 Securities
                                                                     Restricted  Underlying
     Name and                                          Other Annual    Stock       Option/      LTIP      All Other
 Principal Position    Year       Salary      Bonus    Compensation    RAward(s)   SAR's(#)     Payouts  Compensation
=====================================================================================================================
JOSE G CHAVEZ          1998     $105,500     $     0      $      0     $    0     $62,500        $  0          $    0
 (President & CEO)     1997       50,500      34,000             0          0           0           0               0
                       1996       87,000      13,000             0          0           0           0               0

MITCHELL KETTRICK      1998     $ 75,000     $     0      $      0     $    0     $31,250        $  0          $    0
(V.P. & Secretary)     1997        5,200           0             0          0           0           0               0
                       1996       45,000           0             0          0           0           0               0
=====================================================================================================================

EMPLOYMENT CONTRACTS

     On June 15, 1997, the Company entered into employment agreements with Jose Chavez, President and CEO (the "Chavez Agreement"), and Mitchell Kettrick, Vice President (the "Kettrick Agreement"). Both of these agreements terminate on March 31, 2001, subject to two one-year extensions.

     The Chavez Agreement provides for an annual salary of $100,000 and reimbursement of all reasonable out-of-pocket expenses. The Chavez Agreement also provides for a grant dated March 31, 1998, of an option to purchase up to 100,000 shares of Common Stock at a price of $1.50 per share exercisable for a period of five (5) years commencing on March 31, 1998. In addition, during the term of the Chavez Agreement, Chavez is entitled to a bonus, at the discretion of the Board of Directors, consisting of cash and common stock, calculated as follows: (1) for each ten percent (10%) increase in revenues, from year to year, above the base of $10,000,000 in fiscal 1998, Chavez shall be issued 100,000 shares of Common Stock at fifty percent (50%) of the then current market value, not to exceed $1.70 per share; and (2) for each $1.00 increase in the Common Stock value above the base value of $3.00 per share in fiscal 1998, calculated on the last ninety (90) day average, the Company shall pay Chavez a cash bonus of $100,000 due no later than June 30 of each fiscal year. Chavez also is entitled to an automobile allowance of up to $650.00 per month. Mr. Chavez did not receive a bonus for fiscal year ended March 31, 1998. Mr. Chavez has agreed to renegotiate the Chavez Agreement's option terms, which negotiations are expected to be concluded in January 1999.

     The Kettrick Agreement provides for an annual salary of $75,000 per year and reimbursement of all reasonable out-of-pocket expenses. Moreover, the Kettrick Agreement provides for a grant, dated March 31, 1998, of a five-year option to purchase up to 50,000 shares of Common Stock at a price of $1.50 per share exercisable beginning July 1, 1998. Kettrick also has a second option, dated March 31, 1998, for 25,000 shares at $2.25 per share exercisable for a period of two (2) years. The Kettrick Agreement also provides for a bonus, at the discretion of the Board of Directors, consisting of cash and Common Stock, calculated as follows: (1) for each ten percent (10%) increase in revenues above the base of $10,000,000 in fiscal 1998, Kettrick shall be issued 50,000 shares of Common Stock at fifty percent (50%) of the then current market value, not to exceed $1.70 per share; and (2) for each $1.00 increase in the Common Stock value above the base value of $3.00 per share in fiscal 1998, calculated on the last ninety (90) day average, the Company shall pay Kettrick a cash bonus of $50,000 due no later than June 30 of each fiscal year. Kettrick is also entitled to an automobile allowance of up to $500.00 per month. Mr. Kettrick did not receive a bonus for fiscal year ended March 31, 1998. Mr. Kettrick has agreed to renegotiate the Kettrick Agreement's option terms, which negotiations are expected to be concluded in January 1999.

     David W. Hill, Chief Financial Officer, and the Company are negotiating certain terms of an employment agreement.

                              CERTAIN TRANSACTIONS

         Certain officers, directors, stockholders and employees of the Company have ownership interests in entities to which the Company has advanced monies for working capital and expenses. The advances have been converted to notes and are personally guaranteed by the shareholders of the related entities. The schedule below lists the name of the stockholder and their percentage of ownership.

                                   Prima
                                   Development &              Quality                   Salas
                                   Construction, Inc.         Communications, Inc.     Concessions, Inc.
Name of Stockholder                                    (Percentage of Ownership)
--------------------------------------------------------------------------------------------------------
Jose G. Chavez (1)                        26                             28                     33
Frank Rodriguez (2)                       15                              5                     --
Andrew Ramirez (2)                        26                             27                     35
George Villalva (2)                       15                              5                      4
Mitchell C. Kettrick (1)                  18                             10                     13
Bruce Funderburk                          --                             20                     --
Laurel Funderburk                         --                              5                     --
Tammie Delaney                            --                             --                     15
---      ---
TOTALS                                   100                            100                    100
                                         ===                            ===                    ===

------------------------

         (1)      Officers of MSHI.

         (2)      Former officers of MSHI

         Certain officers and directors of the Company serve as officers, directors and advisors to these related companies on an as needed basis and their involvement is minimal.

         As of March 31, 1998 and 1997, the Company had amounts due from the following related entities:

                    10% NOTE RECEIVABLE FROM RELATED PARTIES

                                                     1998              1997
                                                  ---------        ----------

  Prima Development & Construction, Inc.          $     -0-        $  337,597
  Quality Communications, Inc.                          -0-            84,394
  Salas Concessions, Inc.                               -0-           140,048
                                                  ---------        ----------

         TOTAL                                    $     -0-        $  562,039
                                                  =========        ==========

         The referenced loans were made by MSI to the named entities for the operating working capital purposes of their respective businesses. MSHI has never entered into a contract with any of the referenced entities for the provision of goods or services. As of March 31, 1998, no amounts were owed to the Company by any of the entities listed above. In addition, the Company does not intend to loan any additional funds to the above named entities in the future.

         The shareholders of MSHI set forth above signed personal guarantees for all the notes and leases. Prima Development & Construction, Inc. ("Prima"), a construction and fiber optics cabling firm, executed the original loan agreement during the year ended March 31, 1997, with the principal amount of the loan of $185,000. Interest is due and payable monthly as it accrues, commencing on April 10, 1997 and continuing on the same day of each month thereafter during the term of the note. Principal and interest are payable in monthly installments of $2,444.79. The annual interest rate on the note is 10%. An amendment to the loan agreement with Prima was executed to incorporate funds advanced from MSI. The principal amount of the amendment is $66,983. Throughout the year ended March 31, 1998, MSI loaned an additional $85,614 to Prima on an as needed basis. Interest is due and payable monthly as it accrues, commencing on January 2, 1998 and continuing on the same day of each month thereafter during the term of the note. Principal and interest are payable in monthly installments of $885. The annual interest rate on the note is 10%. The loan, as amended, was repaid in full during the year ended March 31, 1998. The ownership of Prima include owners of MSHI and other outside investors.

         Quality Communications, Inc. ("QCI"), a telecommunications corporation, executed a loan agreement during the year ended March 31, 1997, in the principal amount of $84,394. Interest is due and payable monthly as it accrues, commencing on April 10, 1997 and continuing on the same day of each month thereafter during the term of the note. Principal and interest are payable in monthly installments of $1,025. The annual interest rate on the note is 10%. The loan was repaid during the year ended March 31, 1998. The shareholders of QCI include officers, directors and shareholders of MSHI and other outside investors.

         Salas Concessions, Inc. ("Salas"), a food service corporation, executed a loan agreement during the year ended March 31, 1997, in the principal amount of $133,700. Interest is due and payable monthly as it accrues, commencing on April 10, 1997 and continuing on the same day of each month thereafter during the term of the note. Principal and interest are payable in monthly installments of $1,767. The annual interest rate on the note is 10%. The loan was subsequently amended and MSI loaned Salas an additional $6,348. The full loan, as amended, was repaid during the year ended March 31, 1998. The shareholders of Salas include officers, directors and shareholders of MSHI and other outside investors.

         During the years ended March 31, 1997 and 1998, the above listed entities did not pay interest to the Company. During the same periods, no other income or expense was received from or paid to the above listed entities.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 1, 1998, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive, and (iv) all directors and officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have investment and voting power with respect to such shares, subject to community property laws where applicable.

     NAME AND ADDRESS                  NUMBER OF             PERCENT OF           PERCENT OF FULLY
                                         SHARES         OUTSTANDING SHARES (1)    DILUTED SHARES (2)
===========================          ===============    ======================    =================
Jose Chavez (3)                            7,225,000            59.21%                    29.48%
501 Waller Street
Austin, Texas 78702

Mitchell Kettrick (4)                      1,500,000            11.84%                    6.12%
501 Waller Street
Austin, Texas 78702
Luana Pearce (5)                           1,243,000            10.33%                    5.07%
4545 Golf Vista Dr.
Austin, Texas 78730
Jaime Munoz (6)                               80,000            0.66%                     0.33%
501 Waller Street
Austin, Texas 78702
Ernesto Chavarria (6)                         75,000            0.62%                     0.31%
501 Waller Street
Austin, Texas 78702
Blandina Cardenas (6)                          5,000            0.04%                     0.02%
501 Waller Street
Austin, Texas 78702
Daniel Dornier (7)                           280,000            2.33%                     1.14%
501 Waller Street
Austin, Texas 78702
Entrepreneurial Investors Ltd.(8)          8,286,800             N/A                      33.81%
P.O. Box 40643
Freeport, Bahamas
All Directors and                          9,165,000            74.72%                    37.39%
Officers as a Group (9)

         (1) Calculations are based on 12,032,221 outstanding shares of Common Stock as of September 30, 1998. All common shares held by the Officers and Directors listed above are "restricted securities" and as such are subject to limitations on resale. The shares held by the officers and directors may be sold pursuant to Rule 144 under certain circumstances, subject to certain Lock-Up Agreements. See "Shares Eligible for Future Sale - Lock-Up Agreements."

         (2) Assumes conversion of all options and warrants held by the above named group. Calculations of fully diluted ownership are based on 24,512,264 shares of Common Stock which would be issued and outstanding if all of the Series B, Series C and Series D Preferred shares were converted and all the of the Warrants and Options were exercised.

         (3) Includes 7,125,000 shares of Common Stock outstanding and 100,000 shares of Common Stock issuable upon exercise of Mr. Chavez's Options.

         (4) Includes 1,425,000 shares of common Stock outstanding and 75,000 shares of Common Stock issuable upon the exercise of Mr. Kettrick's Options.

         (5) Includes 543,000 shares of Common Stock issuable to Monterrey Trading Inc., upon satisfaction of a note receivable payable in cash or certain intellectual property rights, 475,000 shares of Common Stock acquired from George Villalva, an employee of MSI, and 225,000 shares of Common Stock currently subject litigation. See "Management, Discussion and Analysis of Financial Condition and Results of Operation Legal Proceedings."

         (6) These officers and or directors are the beneficial owners of shares issued as additional compensation. The reflected shares are contained within the shares being registered hereunder. These officers and directors are included in this table for disclosure purposes only.

         (7) Various members of the Dornier family own a total of 28,000 shares of Series D Preferred shares which are convertible to 280,000 shares of Common Stock. If the Dornier family were deemed a group, Mr. Dornier, a Company director, may have beneficial ownership of the Dornier family's shares. The other members of the Dornier family are not reflected in this tabulation since they are not officers, directors or beneficial owners of more than 5 percent of the Company's outstanding shares.

         (8) Entrepreneurial Investors, Ltd.("EIL") is the beneficial owner of an aggregate 828,680 shares of Series B, Series C and Series D Preferred shares, which are convertible into a total of 8,286,800 shares of Common Stock. Notwithstanding EIL's beneficial ownership of approximately 35 percent of the Company's common stock, EIL has covenanted not to exercise the preferred shares' conversion features in such a way as to disqualify the Company from HUB status.

         (9) Includes 8,990,000 shares of Common Stock outstanding and 175,000 shares issuable upon the exercise of Messrs. Chavez's and Kettrick's options.

        Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, by notice of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges shall be deemed to be outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

       There are no contractual arrangements or pledges of the Registrant's securities, known to the Registrant, which may at a subsequent date result in a change of control of the Registrant.

                              SELLING SHAREHOLDERS

         The following table sets forth the ownership of the Common Stock assuming conversion of the Series B Preferred, Series C Preferred, Series D Preferred, the exercise of the Warrants and assuming the exercise of the Placement Agent's Option, the Placement Agent's Option II, and the Placement Agent's Option III.


                                                          RELATION
                       NAME                                TO MSHI         TOTAL SHARES     PERCENT(+)
                       ----                                -------         ------------     ----------
Beatrice Schaefer (1)                                                           324,089          1.32%
Heinz C. Winzeler (2)                                                           961,089          3.92%
Entrepreneurial Investors, Ltd.(3)                                            8,320,682         33.94%
Equity Services, Ltd.(4)                                                        382,529          1.56%
C. J. and Florence Adams (5)                                                        100          0.00%
Gerald and Gay Adams (5)                                                            500          0.00%
Mark and Patricia Adams (5)                                                         250          0.00%
Luana Pearce, Trustee of Luana Pearce Trust (5)(12)                              15,000          0.06%
Mary Dietze (5)                                                                   5,000          0.02%
Jim Pearce (5)                                                                    3,000          0.01%
Beula Mae Pearce (5)                                                              2,500          0.01%
C. W. Cupp (5)                                                                   10,000          0.04%
Dave Pistorius (5)                                                                7,000          0.03%
Luana Pearce (5)(12)                                                            768,000          3.13%
John Stockton (5)                                                                13,335          0.05%
Fred Shelton (5)                                                                  1,500          0.01%
Floyd Tate (5)                                                                    2,667          0.01%
Fred Kettrick (5)                                                                 1,333          0.01%
Norm Mendeke (5)                                                                  3,000          0.01%
Mike Batson (5)                                                                   3,000          0.01%
Michael Jahr (6)                                                                100,576          0.41%

                                                          RELATION
                       NAME                                TO MSHI         TOTAL SHARES     PERCENT(+)
                       ----                                -------         ------------     ----------
Rainier Bischoff (6)                                                            100,576          0.41%
Helmut Heinzel (6)                                                              100,576          0.41%
Thomas Heinzel (6)                                                              100,576          0.41%
Heinz Schmitz (6)                                                               100,576          0.41%
Cornelius Dornier (7)                                                           150,863          0.62%
David Dornier (8)                                                                30,173          0.12%
Matthia Dornier (6)                                                             100,576          0.41%
Gabriele Dornier (7)                                                            150,863          0.62%
Peter Widenmann (9)                                                              10,058          0.04%
Stephen Pampush (9)                                                              10,058          0.04%
Silvius Dornier (10)                                                            382,187          1.56%
Herman Ebel (11)                                                                191,094          0.78%
Penninsular Corp                                                                 50,288          0.21%
Martina Rodriguez (13)                                    Employee                3,250          0.01%
Roy Barrientes (13)                                       Employee                5,000          0.02%
Amador DeLeon (13)                                        Employee               31,000          0.13%
Trisha Truong (13)                                        Employee                8,000          0.03%
Michael A. Chavez (13)                                    Employee               11,500          0.05%
Heidi Sellman (13)                                        Employee                3,000          0.01%
Antonia Ramirez (13)                                      Employee                1,000          0.00%
Abel Herrerra (13)                                        Employee                1,500          0.01%
Lauro Bustamante (13)                                     Employee                1,500          0.01%
Robert Loera (13)                                         Employee                5,000          0.02%
Oziel Rios (13)                                           Employee                  500          0.00%
Gary Salbeck (13)                                         Employee                3,000          0.01%
Maria Lopez (13)                                          Employee                1,000          0.00%
Matt Evans (13)                                           Employee                8,000          0.03%
Kenneth Miller (13)                                       Employee                3,000          0.01%
Jim Heron (13)                                            Employee                1,500          0.01%
Paul Samaripa (13)                                        Employee                6,000          0.02%
Emma Barrientos (13)                                      Employee                1,000          0.00%
Tamara Shiplet (13)                                       Employee                2,500          0.01%
Dana Hall (13)                                            Employee                2,500          0.01%
Richard Ray (13)                                          Employee                2,500          0.01%
Iona Smith (13)                                           Employee                2,000          0.01%
Larry Awalt (13)                                          Employee                1,500          0.01%
Ann Jun (13)                                              Employee                3,500          0.01%
Mary K. Marlatt (13)                                      Employee                3,500          0.01%
Randy Barber (13)                                         Employee               41,000          0.17%
John Miller (13)                                          Employee                1,500          0.01%
Stephen Hoelscher (13)                                    Employee               25,000          0.10%
Jose A. Lara (13)                                         Employee                1,500          0.01%
Duffy Hobbs (13)                                          Employee                3,000          0.01%
Lisa Nieri (13)                                           Employee                4,500          0.02%
Jaime Munoz (13)                                          Officer                80,000          0.33%
Scott Cannon (13)                                         Employee                1,000          0.00%
Linda Wolf (13)                                           Employee                  500          0.00%
Bryan Cotter (13)                                         Employee                3,500          0.01%
Melissa Toney (13)                                        Employee                1,000          0.00%
Rafael Andrada (13)                                       Employee                1,500          0.01%
Michele Schulte (13)                                      Employee                1,000          0.00%
Stephanie Moya (13)                                       Employee                1,000          0.00%

                                                          RELATION
                       NAME                                TO MSHI         TOTAL SHARES     PERCENT(+)
                       ----                                -------         ------------     ----------
Dick Young (13)                                           Employee                2,000          0.01%
Sandra Boesch (13)                                        Employee                3,000          0.01%
Linda Garrett (13)                                        Employee                1,800          0.01%
Anabella Ferris (13)                                      Employee                2,500          0.01%
John Roam (13)                                            Employee                1,500          0.01%
Peter Cantu (13)                                          Employee                1,000          0.00%
Jason Ross (13)                                           Employee                1,500          0.01%
Jesus Martines (13)                                       Employee                1,000          0.00%
Steve Laird (13)                                          Employee                1,000          0.00%
Pete Gutierrez (13)                                       Employee                1,000          0.00%
Gigi Edwards (13)                                         Employee                3,000          0.01%
Susan Cloutier (13)                                       Employee                3,000          0.01%
Carlos Baca (13)                                          Employee                1,000          0.00%
Joseph Rodrigues (13)                                     Employee                2,500          0.01%
Neil Edwards (13)                                         Employee                3,500          0.01%
Todd Wagner (13)                                          Employee                2,000          0.01%
Shane Black (13)                                          Employee                  500          0.00%
Mark Peevey (13)                                          Employee                  500          0.00%
Richard Woods (13)                                        Employee                  500          0.00%
Ricardo Martinez (13)                                     Employee                  500          0.00%
Vivian Torres (13)                                        Employee                  500          0.00%
Ken Wilson (13)                                           Employee                  500          0.00%
Jaimison Clark (13)                                       Employee                1,000          0.00%
David Painter (13)                                        Employee                1,500          0.01%
Nydia Rojas (13)                                          Employee                1,000          0.00%
Christina DeLeon (13)                                     Employee                  750          0.00%
Laura Chavez (13)                                         Employee                9,600          0.04%
Tammie Delaney (13)                                       Employee                3,500          0.01%
Katina Kettrick (13)                                      Employee               12,000          0.05%
Marie Louissaint (14)                                     Consultant              2,000          0.01%
Lilia I. Mena (14)                                        Consultant              7,500          0.03%
Blandina Cardenas (14)                                    Director                5,000          0.02%
Donna Gandy (14)                                          Consultant             14,000          0.06%
Ernesto Chavarria (14)                                    Director               75,000          0.31%
Capital Partners (14)                                     Consultant             30,000          0.12%
Panther Consulting, Inc (15)                                                    400,000          1.63%
Pinecrest Associates, Inc (16)                                                  418,020          1.71%

  ----------
(+) The calculations used to drive the percentages assume exercise and conversion of all warrants and conversion rights into the underlying shares of Common Stock. Consequently, the percentages were based on an aggregate of 24,512,264 shares of Common Stock outstanding.

(1) Consists of 20,000 shares of Series B Preferred convertible into 200,000 shares of Common Stock, Class A Warrants covering 120,000 shares of Common Stock, and 2,938 shares of Common Stock for payment of interest by the Company, all of which were received in connection with a Senior Convertible Note, dated September 30, 1997, and converted on December 31, 1997.

(2) Consists of 50,000 shares of Series B Preferred convertible into 500,000 shares of Common Stock, Class A Warrants covering 300,000 shares of Common Stock, 7,348 shares of Common Stock for payment of interest by the Company, all of which were received in connection with a Senior Convertible Note, dated September 30, 1997, and converted on December 31, 1997, and 15,000 shares of Series D Preferred convertible into 150,000 shares of Common Stock.

(3) Entrepreneurial Investors, Ltd. ("EIL") is a widely held company with 15 shareholders and approximately $61,000,000 in assets as of June 30, 1998, the date of its last audit. Robert E. Cordes is President and a director of EIL. EIL's shares consist of 400,000 shares of Series B Preferred convertible into 4,000,000 shares of Common Stock, Class A Warrants covering 2,400,000 shares of Common Stock, 94,340 shares of Series C Preferred convertible into 943,400 shares of Common Stock, and 94,340 shares of Series D Preferred convertible into 943,400 shares of Common Stock.


(4) Equity Service Ltd. ("ESL") is owned by four foreign corporations. Ms. Lynn Turnquist is ESL's managing Director. The shares attributed to ESL consist of 20,000 shares of Series B Preferred convertible into 200,000 shares of Common Stock, 4,717 shares of Series C Preferred convertible into 47,170 shares of Common Stock, and 13,317 shares of Series D Preferred convertible into 133,170 shares of Common Stock.

(5) The shares are being issued to shareholders who have previously paid for these shares, although such shares are subject to litigation. See "Management, Discussion and Analysis of Financial Condition and Results of Operation -- Legal Proceedings."

(6) This number consists of 10,000 shares of Series D Preferred Stock convertible into 100,000 shares of Common Stock.

(7) This number consists of 15,000 shares of Series D Preferred Stock convertible into 150,000 shares of Common Stock.

(8) This number consists of 3,000 shares of Series D Preferred Stock convertible into 30,000 shares of Common Stock.

(9) This number consists of 1,000 shares of Series D Preferred Stock convertible into 10,000 shares of Common Stock.

(10) This number consists of 38,000 shares of Series D Preferred Stock convertible into 380,000 shares of Common Stock.

(11) This number consists of 19,000 shares of Series D Preferred Stock convertible into 190,000 shares of Common Stock.

(12) This number includes 543,000 shares of Common Stock issuable upon satisfaction of a note receivable from Monterey Trading Company payable in cash or certain intellectual property rights.

(13) These shares are issuable to the Company's employees as compensation.

(14) These shares are issuable to the Company's consultants for services rendered.

(15) This number consists of 400,000 shares of Common Stock issuable upon exercise of the Placement Agent's Option. The options were purchased from ESL by Panther Consulting, Inc. ("Panther"), effective November 23, 1998. D.A. Kent is Panther's President.

(16) This number consists of: Class A Warrants covering 120,000 shares of Common Stock, 47,170 shares of Common Stock issuable upon exercise of the Placement Agent's Option II, 250,850 shares of Common Stock issuable upon exercise of the Placement Agent's Option III., The options were purchased from ESL by Pinecrest Associates, Inc. ("Pinecrest"), effective November 23, 1998. Sylvia Seymour is Pinecrest's President.

                              PLAN OF DISTRIBUTION

         The Shares of Common Stock may be offered and sold from time to time by the Selling Shareholders, or by pledges, donees, transferees or other successors in interest. The Selling Shareholders will act independently of the Company in making decisions with respect to the offer, sale or transfer of their Shares at prices related to the then current market price or in negotiated transactions. The Shares may be sold by the Selling Shareholders in one or more transactions on the OTC Bulletin Board or otherwise at market prices then prevailing or in privately negotiated transactions. The Shares may be sold by one or more of the following: (i) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (ii) purchases and resale by a broker-dealer for its account pursuant to this Prospectus, and (iii) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has not been advised by the Selling Shareholders that they have, as of the date hereof, made any arrangements relating to the distribution of the Shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate, and, in such case, broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale.

         In offering the Shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Accordingly, any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.10 par value, and 10,000,000 shares of Preferred Stock, $2.00 par value.

COMMON STOCK

         Holders of shares of Common Stock are entitled to one vote for each share held of record on matters to be voted on by the shareholders of the Company. Subject to the prior rights of holders of Preferred Stock, holders of shares of Common Stock are entitled to receive dividends when, as, and if declared by the Company's Board of Directors, out of funds legally available to the Company. The Company currently intends to retain all future earnings for the use in the operation of its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy." The Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         The Board of Directors has the authority to cause the Company to issue without further vote or action by the shareholders, up to 10,000,000 shares of Preferred Stock, in one or more series, and to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control.

         Although the Company had at one time designated 50,000 shares of Series A Preferred Stock, all such shares have been canceled in connection with the Combination Agreement.

         On November 12, 1997, the Company filed with the Utah Secretary of State a Certificate of Designation, Preferences, Rights and Limitations of Series B Cumulative Preferred Stock, authorizing 420,000 shares of Series B 5% Cumulative Convertible Non-Voting Preferred Stock (the "Series B Certificate"). All 420,000 shares were issued on November 12, 1997 in connection with the Private Placement Phase I. The Series B Certificate was subsequently amended on January 29, 1998, to increase the number of Series B Preferred authorized to 490,000. The additional 70,000 shares of Series B Preferred were issued on February 11, 1998, upon conversion of the Notes. Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of the Company's Common Stock determined by dividing (i) the sum of $5.30 and the amount of any accrued and unpaid dividends with respect to such share on such date (the "Liquidation Amount"), by (ii) the Conversion Price per share initially set at $0.53, subject to adjustment upon certain events. The holders of all of the 490,000 Series B Preferred shares covenanted with the Company to abstain from converting their preferred shares if such conversion would compromise MSI's HUB status. The holders of Series B Preferred Stock are entitled to cumulative dividends at an annual rate of 5% of the Liquidation Amount per share, payable quarterly. Such dividends are payable in cash or in Common Stock based on its current market price, determined by the average of the daily sales prices for the thirty (30) consecutive trading days preceding the payment date.

         On January 29, 1998, the Company filed with the Utah Secretary of State a Certificate of the Designation, Preferences, Rights and Limitations of Series C Cumulative Preferred Stock, authorizing 99,057 shares of Series C 6% Cumulative Convertible Non-Voting Preferred Stock. All 99,057 shares of Series C Preferred were issued on January 30, 1998 in connection with the Private Placement Phase II. Each share of Series C Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of the Company's Common Stock determined by dividing (i) the sum of $10.60 and the amount of any accrued and unpaid dividends with respect to such share on such date (the "Liquidation Amount"), by (ii) the Conversion Price per share initially set at $1.06, subject to adjustment upon certain events. The holders of Series C Preferred Stock are entitled to cumulative dividends at an annual rate of 6% of the Liquidation Amount per share, payable quarterly. Such dividends are payable in cash or in Common Stock based on its current market price, determined by the average of the daily sales prices for the thirty (30) consecutive trading days preceding the payment date. The Series C Preferred holders have liquidation rights in parity with the Series B Preferred holders.

         On April 22, 1998, the Company filed with the Utah Secretary of State a Certificate of the Designation, Preferences, Rights and Limitations of Series D Cumulative Preferred Stock, authorizing 247,642 shares of Series D 6% Cumulative Convertible Non-Voting Participating Preferred Stock (the "Series D Certificate"). The Series D Certificate was subsequently amended on May 14, 1998, May 21, 1998, and June 26, 1998, to increase the number of Series D Preferred authorized to 258,657, 274,407 and 279,657, respectively. A total of 279,657 shares of Series D Preferred were issued in three phases which were completed on July 8, 1998 in connection with the Private Placement Phase III. Each share of Series D Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of the Company's Common Stock determined by dividing (i) the sum of $10.60 and the amount of any accrued and unpaid dividends with respect to such share on such date (the "Liquidation Amount"), by (ii) the Conversion Price per share initially set at $1.06, subject to adjustment upon certain events. The holders of all of the 279,657 Series D Preferred shares covenanted with the Company to abstain from converting their preferred shares if such conversion would compromise MSI's HUB status. The holders of Series D Preferred Stock are entitled to cumulative dividends at an annual rate of 6% of the Liquidation Amount per share, payable quarterly. Such dividends are payable in cash or in Common Stock based on its current market price, determined by the average of the daily sales prices for the thirty (30) consecutive trading days preceding the payment date. The Series D Preferred holders have liquidation rights in parity with the Series B and Series C Preferred holders.

         On October 26, 1998, the Company filed with the Utah Secretary of State a Certificate of the Designation, Preferences, Rights and Limitations of Series E Cumulative Preferred Stock, authorizing 105,000 shares of Series E 6% Cumulative Convertible Non-Voting Participating Preferred Stock (the "Series E Certificate"). Fifty One Thousand Nine Hundred Seventy Five shares of Series E Preferred were issued in November 1998. Each share of Series E Preferred stock is convertible, at any time, at the option of the holder, into ten shares of the Company's Common Stock determined by dividing (i) the sum of $30 and the amount of any accrued and unpaid dividends with respect to such share on such date (the "Liquidation Amount"), by (ii) the Conversion Price per share initially set at $3.00, subject to adjustment upon certain events. The holders of Series E Preferred Stock are entitled to cumulative dividends at an annual rate of 6% of the Liquidation Amount per share, payable quarterly. Such dividends are payable in cash or in Common Stock based on its current market price, determined by the average of the daily sales prices for the thirty (30) consecutive trading days preceding the payment date. The Series E Preferred holders have liquidation rights in parity with the Series B, Series C and Series D Preferred holders.

         For five years from the date of issuance of the Series B Preferred and Series C Preferred, respectively, the holders of Series B Preferred have the right to nominate one (1) member to the slate of nominees to the Board of Directors, the holders of the Series C Preferred have the right to nominate one
(1) member to the slate of nominees to the Board of Directors. The holders of Common Stock will suffer immediate and significant dilution to their percentage ownership of the Common Stock upon conversion of the Series B Preferred, the Series C Preferred, the Series D Preferred and/or the Series E Preferred.

 WARRANTS AND PLACEMENT OPTIONS

         The Company issued Class A Warrants to purchase an aggregate of 2,520,000 shares of Common Stock on November 11, 1997 in connection with Private Placement Phase I. The Warrants are exercisable for a two (2) year period commencing on January 3, 1998 and ending on January 31, 2000. The exercise price of the Warrants is $1.50 and the Warrants contain anti-dilution provisions providing adjustment in the event of any recapitalization, stock dividend, stock split or similar transaction. The Warrants do not entitle the holder thereof to any rights as a shareholder of the Company until the Warrants are exercised and shares are purchased thereunder. The Warrant holders agreed that as long as MSI remains certified as a HUB, they will not exercise their Warrants in such a manner to cause MSI to lose its HUB status. The Warrants and the shares of Common Stock issuable upon exercise thereof may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Registration Statement of which this Prospectus forms a part covers those of such Warrants that remain outstanding and the shares of Common Stock issuable upon the exercise of the Warrants issued in connection with Private Placement Phase I.

         Also in connection with Private Placement Phase I, the Company issued to the placement agent a Placement Agent's Option Certificate ("Option Certificate I"), dated November 11, 1997. The Option Certificate I entitles the placement agent to purchase 400,000 shares of Common Stock at a purchase price of $1.50. The option commenced on January 31, 1998 and expires on January 31, 2003.

         With respect to Private Placement Phase II, the Company issued a second Placement Agent's Option Certificate ("Option Certificate II"), dated January 31, 1998. The Option Certificate II entitles the same placement agent to purchase 47,170 shares of Common Stock at a purchase price of $4.00 per share. The option under Option Certificate II is exercisable beginning on January 31, 1999 and ending on January 31, 2004. Both the Option Certificate I and the Option Certificate II contain customary anti-dilution provisions with respect to stock dividends, stock splits and recapitalization in favor of the holder.

         With respect to Private Placement Phase III, the Company issued a third Placement Agent's Option Certificate ("Option Certificate III"), dated July 8, 1998. The Option Certificate III entitles the same placement agent to purchase 250,850 shares of Common Stock at a purchase price of $1.59 per share. The option under Option Certificate III is exercisable beginning on June 30, 1999 and ending on June 30, 2004. The Option Certificate III contains customary anti-dilution provisions with respect to stock dividends, stock splits and recapitalization in favor of the holder.

CONVERTIBLE NOTES

         On September 30, 1997, the Company executed two Senior Convertible Notes for an aggregate principal amount of $371,000 (the "Notes"). The holders of the Notes gave written notice of their intent to convert the Notes on December 31, 1997. Consequently, the Company issued a total of 70,000 shares of Series B Preferred, Class A Warrants to purchase 420,000 shares of Common Stock, and a total of 10,286 shares of Common Stock, representing the interest (the "Securities"). The Securities were issued to the holders of the Notes on February 11, 1998, and the Registration Statement of which this Prospectus is a part covers those Securities. The holders of Common Stock will suffer immediate dilution to their percentage ownership of the Common Stock upon the conversion of the Series B Preferred and upon exercise of the Warrants.

INDEMNIFICATION

         The Revised Articles of Incorporation state that the Company may indemnify each director, officer, employee, or agent of the Company to the full extent permitted by the laws of the state of Utah. Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act, as amended (the "Corporation Act"), permits a Utah corporation to indemnify its directors and officers for certain of their acts. More specifically, Sections 16-10a-902 and 16-10a-907 of the Corporation Act grant authority to any corporation to indemnify directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, by reason of his or her having been a corporate director or officer. Such provision is limited to instances where the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, in criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. Such sections confer on the director or officer an absolute right to indemnification for expenses, including attorney's fees, actually and reasonably incurred by him or her to the extent he or she is successful on the merits or otherwise defense of any claim, issue, or matter. The corporation may not indemnify a director if the director is adjudged liable to the corporation or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable. Section 16-10a-906 of the Corporation Act expressly makes indemnification contingent upon a determination that indemnification is proper in the circumstances. Such determination must be made by the board of directors acting through a quorum of disinterested directors, or by the board of directors acting on the advice of independent legal counsel, or by the shareholders. Further, Section 16-10a-904 of the Corporation Act permits a corporation to pay attorney's fees and other litigation expenses on behalf of a director or office in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses to the corporation if it is ultimately determined that he or she is not entitled to be indemnified by the corporation to the extent the expenses so advanced by the corporation exceed the indemnification to which he or she is entitled. Such indemnification provisions do not exclude other indemnification rights to which a director or officer may be entitled under the corporation's certificate or articles of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. The corporation may also purchase and maintain insurance to provide indemnification.

         The foregoing discussion of indemnification merely summarizes certain aspects of the indemnification provisions of the Corporation Act and is limited by reference to the above discussed section of the Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or person controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-TAKEOVER PROVISIONS

         The Company's Revised Articles of Incorporation and By-Laws include certain provisions which may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including attempts that might result in a premium over the market price for the shares held by the shareholders and could make it more difficult to remove incumbent management. The Company's Revised Articles of Incorporation or By-Laws provide that: (i) directors may authorize the issuance of preferred stock having rights and preferences established by the Board of Directors without further approval by the shareholders; and (ii) except as otherwise required by law, vacancies in the Board of Directors may be filled only by the remaining directors.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Shares of substantial amounts of the Company's Common Stock in the public market or the prospect of such sales could materially adversely affect the market price of the Common Stock. Upon issuance of the common stock registered hereunder, 13,697,531 shares will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), by persons other than "affiliates of the Company," as defined under the Securities Act. The remaining shares of Common Stock outstanding are deemed "restricted securities" as defined by Rule 144 under the Securities Act and may not be sold in the absence of registration unless an exemption from registration is available, including the exemption provided by Rule 144. The shares currently held by the officers and directors of the Company are restricted securities that are also subject to contractual "lock-up" restrictions described below.

REGISTRATION RIGHTS

         The Company has granted certain demand and "piggyback" registration rights with respect to (i) 2,940,000 shares of Common Stock issuable upon exercise of the Class A Warrants issued in connection with the Notes and Private Placement Phase I, (ii) 698,020 shares of Common Stock issuable upon exercise of Placement Agent's Option, Placement Agent's Option II, and Placement Agent's Option III(the "Certificates"). Subject to certain conditions and limitations, the registration rights granted to such holders give such holders the right to register all or any portion of the Common Stock held by them or issuable upon the exercise of the Class A Warrants or the Certificates. Moreover, the Company has granted registrations rights to the holders of 490,000 shares of Series Preferred B pursuant to Private Placement Phase I, 99,057 shares of Series C Preferred under Private Placement Phase II, and 279,657 shares of Series D Preferred pursuant to Private Placement Phase III. The holder of all of the Preferred Shares , Warrants and Options, itemized herein, have exercised their registration rights and such shares are included hereunder.

 LOCK-UP AGREEMENTS

         Jose Chavez, Mitchell Kettrick and George Villalva, the Company's principal shareholders who are also officers and directors, executed Lock-Up Agreements (collectively, the "Lock-Up Agreements") with Equity Services, Ltd. on October 31, 1997 in connection with Private Placement Phase I.

         Under these Lock-Up Agreements, the shareholders have agreed not to sell or otherwise dispose of 9,025,000 shares their collective 9,200,000 shares until March 31, 2002 unless one of the following events occurs: (a) MSHI's net income before provision for income taxes and exclusive of any extraordinary earnings (the "Minimum Pretax Income") amounts to at least One Million Dollars ($1,000,000) during the fiscal year ending on March 31, 1999 or March 31, 2000; or (b) the Minimum Pretax Income amounts to at least Two Million Dollars ($2,000,000) during the fiscal year ending on March 31, 2001; or (c) commencing at the effective date of a registration statement (the "Effective Date") covering a subsequent public offering of the Company's securities and ending eighteen (18) months after the Effective Date, the average closing bid price of the Company's common stock shall average in excess of Four Dollars ($4.00) per share for thirty (30) consecutive business days.


                                  LEGAL MATTERS

         The validity of the shares offered hereby has been passed upon for the Company by Vial, Hamilton, Koch & Knox, L.L.P., Dallas, Texas.

                                     EXPERTS

         The financial statements of the Company for the year ended March 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Brown, Graham and Company, P.C., independent auditors, as set forth in its report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, as described in Note 1 to the financial statements), and they are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                         CHANGE IN INDEPENDENT AUDITORS

         On September 14, 1998, the Company's auditors, Jones, Jensen & Company, LLC, Salt Lake City, Utah, were dismissed as independent accountants to the Company. The former accountants were unofficially dismissed on June 11, 1997 but the Company inadvertently neglected to obtain official dismissal until September 14, 1998.

         The former accountants' reports for the fiscal years ended March 31, 1996 and March 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. The reports were modified as to uncertainty concerning the Company's ability to continue as a going concern. During the Company's two most recent fiscal years audited by Jones, Jensen & Company, LLC and subsequent interim periods preceding the dismissal of Jones, Jensen & Company, LLC, the Company had no disagreements with Jones, Jensen & Company, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Company engaged Salazar & associates, Austin, Texas, as its independent accountants on June 11, 1997. The decision to engage Salazar & Associates was approved by the board of directors of the Company. On August 15, 1997, Salazar & Associates, Austin, Texas, resigned as the Company's principal accountants.

         The former accountants' reports for the fiscal years ended
March 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. The reports were modified as to uncertainty concerning the Company's ability to continue as a going concern as stated in Salazar & Associates report. During the Company's most recent fiscal year and subsequent interim periods preceding the resignation of Salazar & Associates, the Company had no disagreements with Salazar & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

          The Company has engaged Brown, Graham and Company, P.C. , Georgetown, Texas as its independent countant on May 11, 1998. The decisions to engage Brown, Graham and Company, P.C. was approved by the board of directors of the Company.

         The Company nor anyone on the Company's behalf, consulted the engaged accountants on any matter prior to the engagement dates..

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report - Brown Graham and Company, P.C.....................................................F-2
Independent Auditors' Report - Salazar & Associates..............................................................F-3
Consolidated Balance Sheet as of September 30, 1998, and March 31,1998...........................................F-4
Consolidated Statements of Operations for the six months ended September 30, 1998 and 1997 and for the years ended March 31, 1998 and 1997.............................................................F-5
Consolidated Statements of Shareholders Equity for the six months ended September 30, 1998 and for the year ended March 31, 1998 and 1997..............................................................F-6
Consolidated Statements of Cash Flows for the six months ended September 30, 1998 and for the year ended March 31, 1998.......................................................................F-7
Notes to Consolidated Financial Statements.......................................................................F-9

Brown, Graham and Company, P.C.
Certified Public Accountants

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of Micro-Media Solutions, Inc.,


We have audited the accompanying consolidated balance sheet of Micro-Media Solutions, Inc. and Subsidiary (the "Company") as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micro-Media Solutions, Inc. and Subsidiary as of March 31, 1998, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficit at March 31, 1998, and has suffered losses from operations for the years ended March 31, 1998 and 1997, which raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters is presented in Note 1 of these consolidated financial statements.


/s/ Brown, Graham and Company, P.C.

Georgetown, Texas
October 14, 1998

                              SALAZAR & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS

JOSE SALAZAR, CPA                                               FRANCES ORTIZ-
                                                                SALAZAR, CPA


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of Mountain States Resources Corporation

We have audited the accompanying consolidated statements of operations, stockholders equity and cash flows of Mountain States Resources Corporation and subsidiary (the "Company") for the year ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Mountain State Resources Corporation for the year ended March 31, 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters is presented in Note 10 of these financial statements.

As more fully described in Note 11 and 12, subsequent to the issuance of the Company's March 31, 1997 financial statements and our report thereon dated June 22, 1997, we became aware that those financial statements did not reflect certain adjustments as described in Notes 11 and 12. In our original report we expressed an unqualified opinion on the March 31, 1997, financial statements as described in paragraph three above, and our opinion on the revised statements, as expressed herein, remains unqualified.

/s/ Salazar and Associates

Salazar and Associates,
Austin, Texas
June 22, 1997 except as to the Note 14, which is as of June 10, 1998

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Restated)
September 30, 1998 and March 31, 1998

                                                            September 30, 1998     March 31, 1998
                                                            ------------------     --------------
                                                                Unaudited
ASSETS                                                          ---------
Current Assets
     Cash and Cash Equivalents                                 $      7,748          $     25,786
     Accounts Receivable - Trade                                    774,834               150,851
     Inventory                                                      397,832               285,023
     Short-Term Investment
       - restricted (Note 4)                                      1,350,000             1,350,000
     Other Receivables - Advances (Note 2)                          174,530                86,961
                                                               ------------          ------------
           Total Current Assets                                   2,704,944             1,898,621

Property, Plant, and Equipment,
  net (Note 3)                                                    1,175,967               800,831
                                                               ------------          ------------

TOTAL ASSETS                                                   $  3,880,911          $  2,699,452
                                                               ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts Payable - Trade                                  $    841,414          $    300,035
     Other Accrued Expenses                                         109,701               169,336
     Bank Line of Credit (Note 4)                                 1,230,000             1,228,966
     Current Maturities of Notes
          payable (Note 5)                                          112,596               151,267
     Current Portion of Obligations Under
       Capital Leases (Note 6)                                       94,005                41,097
     Other Notes Payable (Note 14)                                  200,000               200,000
                                                               ------------          ------------
              Total Current Liabilities                           2,587,716             2,090,701
                                                               ------------          ------------

Long-Term Liabilities
     Notes Payable (Note 5)                                         206,493               367,522
     Obligations under Capital
         Leases (Note 6)                                            302,780               149,560
                                                               ------------          ------------

           Total Long-Term Notes                                    509,273               517,082
                                                               ------------          ------------

Commitments and Contingencies
     (Notes 8, 10 & 14)                                                --                    --
                                                               ------------          ------------
              Total liabilities                                   3,096,989             2,607,783
                                                               ------------          ------------

Stockholders' Equity (Note 11)
     Preferred stock Series B; $5.30
       stated value; 490,000 shares
       authorized, issued & outstanding                           2,597,000            2,597,000
     Preferred Stock Series C; $10.60
          stated value; 99,057 shares
          authorized, issued & outstanding                        1,050,004            1,050,004
     Preferred Stock Series D; $10.60
       stated value; 279,657 shares
          authorized, issued & outstanding                        2,964,364                  --
     Common stock at $.10 par value;
       50,000,000 authorized, 12,032,221
          and 11,506,846 shares issued and
          outstanding, respectively                               1,203,222            1,150,685
     Additional Paid-in Capital                                   3,370,114            2,666,099
     Accumulated Deficit                                        (10,400,782)          (7,372,119)
                                                               ------------         ------------
           Total Stockholders' Equity                               783,922               91,669
                                                               ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  3,880,911         $  2,699,452
                                                               ============         ============


The accompanying notes are an integral part of these financial statements.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
Consolidated Statements of Operation (Restated)
Six Months Ended September 30, 1998 and 1997, Years Ended March 31, 1998 and
1997

                                                  September 30 (unaudited)                March 31
                                                ----------------------------    ----------------------------
                                                    1998            1997            1998             1997
                                                ------------    ------------    ------------    ------------
Revenues:
    Hardware, software and peripherals          $  1,182,196    $  1,138,797    $  1,350,869    $  1,440,725
    Service, support and integration                 238,967         514,617         704,241         457,572
    Networks, LAN/WAN                                174,746         365,821         685,711       2,767,452
                                                ------------    ------------    ------------    ------------
    Net revenue                                    1,595,909       2,019,235       2,740,821       4,665,749
                                                ------------    ------------    ------------    ------------
Cost of goods sold:
    Hardware, software and peripherals             1,137,451         681,063       1,406,612       1,109,354
    Service, support and integration                  91,118         334,502         656,625         283,724
    Networks, LAN/WAN                                163,926         254,114         997,397       1,605,157
                                                ------------    ------------    ------------    ------------
    Total cost of goods sold                       1,392,495       1,269,679       3,060,634       2,998,235
                                                ------------    ------------    ------------    ------------
Gross margin (deficit)                               203,414         749,556        (319,813)      1,667,514
                                                ------------    ------------    ------------    ------------
Selling, general and administrative expenses:
       Salaries and benefits                       1,410,430         728,321       1,825,590       1,202,791
       Professional fees and consultants             411,340         164,059         357,174          42,251
       Occupancy                                     198,211          88,500         212,843         185,516
       Depreciation                                  106,991          99,440         178,892         139,443
       Vehicle expense                                74,432          78,851         126,131         158,765
       Other expense                                 307,358         294,216         379,057         316,820
       Interest expense                               29,393          36,507         294,198         100,064
       Provision for uncollectible                      --             1,284          73,252           4,249
                                                ------------    ------------    ------------    ------------

    Total selling, general and
       administrative expenses                     2,538,155       1,491,178       3,447,137       2,149,899
                                                ------------    ------------    ------------    ------------
Net loss                                          (2,334,741)       (741,622)     (3,766,950)       (482,385)

Plus preferred stock dividends                      (693,922)           --        (3,471,170)           --
                                                ------------    ------------    ------------    ------------
Net loss available to common stockholders       $ (3,028,663)       (741,622)   $ (7,238,120)   $   (482,385)
                                                ============    ============    ============    ============

Basic and diluted net loss per share            $      (0.26)          (0.07)   $      (0.66)   $      (0.05)
                                                ============    ============    ============    ============

Basic and diluted weighted average
    shares outstanding                            11,638,166      10,764,733      10,998,874      10,026,400
                                                ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

                   MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (RESTATED)
                FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998 AND
                      YEARS ENDED MARCH 31, 1998 AND 1997




                                          Series B               Series C              Series D                Common Stock
                                     --------------------   -------------------   --------------------   -------------------------
                                     Shares      Amount     Shares     Amount     Shares      Amount       Shares         Amount
                                     -------   ----------   ------   ----------   -------   ----------   -----------   -----------
Balance March 31, 1996                         $                     $                      $              9,784,733   $   978,473
Common stock
 issued for services                                                                                         480,000        48,000
Common stock options
 exercised                                                                                                   500,000        50,000
Net loss
                                     -------   ----------   ------   ----------   -------   ----------   -----------   -----------

Balance March 31, 1997                                                                                    10,764,733     1,076,473
Common stock issued:
 Interest                                                                                                     10,286         1,029
 Compensation                                                                                                414,900        41,490
 Preferred stock dividend                                                                                     23,742         2,374
Preferred stock issued:
 Private Placement                   420,000    2,226,000   99,057    1,050,004
 Senior Debt                          70,000      371,000
Preferred stock dividend
 discount
Stock option for:
 Compensation
 Placement agents
Cash received for
 uncertificated stock                                                                                        293,185        29,319
Common stock-uncertificated
 issued for note receivable
Note receivable offset against
 common stock subscribed
Net loss
                                     -------   ----------   ------   ----------   -------   ----------   -----------   -----------
Balance March 31, 1998               490,000    2,597,000   99,057    1,050,004                           11,506,846     1,150,685

Preferred stock issued:
 Private Placement                                                                279,657    2,964,364
Common stock issued:
 Rule 144 Stock                                                                                               50,000         5,000
 Compensation                                                                                                 31,000         3,100
 Preferred stock dividend                                                                                     24,375         2,437
Class A Warrants                                                                                             420,000        42,000
Stock options for placement agents
Net loss
                                     -------   ----------   ------   ----------   -------   ----------   -----------   -----------
Balance September 30, 1998           490,000   $2,597,000   99,057   $1,050,004   279,657   $2,964,364    12,032,221   $ 1,203,222
                                     =======   ==========   ======   ==========   =======   ==========   ===========   ===========

                                        Common Stock
                                     -------------------    Additional
                                         Subscribed        (Discount on)
                                     -------------------    Paid - In      Accumulated
                                      Shares     Amount      Capital         Deficit          Total
                                     --------   --------   -------------  -------------    -----------
Balance March 31, 1996                          $          $(1,046,058)   $     348,386    $   280,801
Common stock
 issued for services                                                                            48,000
Common stock options
 exercised                                                                                      50,000
Net loss                                                                       (482,385)      (482,385)
                                     --------   --------   -----------    -------------    -----------

Balance March 31, 1997                                      (1,046,058)        (133,999)      (103,584)
Common stock issued:
 Interest                                                        4,114                           5,143
 Compensation                                                  250,367                         291,857
 Preferred stock dividend                                       56,294          (58,668)
Preferred stock issued:
 Private Placement                                            (841,547)                      2,434,457
 Senior Debt                                                                                   371,000
Preferred stock dividend
 discount                                                    3,412,502       (3,412,502)
Stock option for:
 Compensation                                                   93,750                          93,750
 Placement agents                                              253,547                         253,547
Cash received for
 uncertificated stock                                          483,130                         512,449
Common stock-uncertificated
 issued for note receivable           543,000    407,250                                       407,250
Note receivable offset against
 common stock subscribed             (543,000)  (407,250)                                     (407,250)
Net loss                                                                     (3,766,950)    (3,766,950)
                                     --------   --------   -----------    -------------    -----------
Balance March 31, 1998                                       2,666,099       (7,372,119)        91,669

Preferred stock issued:
 Private Placement                                            (978,337)                      1,986,027
Common stock issued:
 Rule 144 Stock                                                582,500         (534,500)        53,000
 Compensation                                                  163,087                         166,187
 Preferred stock dividend                                      156,985         (159,422)
Class A Warrants                                               291,900                         333,900
Stock options for placement agents                             487,880                         487,880
Net loss                                                                     (2,334,741)    (2,334,741)
                                     --------   --------   -----------    -------------    -----------
Balance September 30, 1998                      $          $ 3,370,114    $ (10,400,782)   $   783,922
                                     ========   ========   ===========    =============    ===========

The accompanying notes are an integral part of these financial statements.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997



                                                 September       September
                                                    1998            1997         March 31,       March 31,
                                                 Unaudited       Unaudited         1998             1997
                                                ------------    ------------    ------------    ------------
Cash flows from operating activities:
    Net loss                                    $ (2,334,741)   $   (741,622)   $ (3,766,950)   $   (482,385)
    Adjustments to reconcile
   net income to cash provided
    by operating activities:
  Depreciation expense                               106,991          99,440         178,892         139,443
  Stock issued for compensation                      178,900            --           291,857          48,000
  Options issued for compensation                       --              --            93,750            --
  Stock issued for interest                             --              --             5,143            --
  Change in trade receivables                       (623,983)         (9,125)        832,062        (166,383)
  Change in inventory                               (112,809)       (261,250)        (19,569)        189,040
  Change in accounts payable                         541,379         664,735        (577,325)        307,855
  Change in accrued expenses                         (72,348)        452,315          57,775          60,875
                                                ------------    ------------    ------------    ------------
  Net cash provided by (used by)
        operating activities                      (2,316,611)        204,493      (2,904,365)         96,445
                                                ------------    ------------    ------------    ------------
Cash flows from investment activities:
    Purchase of property & equipment                (227,565)        (35,438)       (195,685)       (655,714)
    Purchase of short term investment                   --              --        (1,350,000)           --
    Additional notes receivable                         --              --          (142,265)           --
    Proceeds from notes receivables                     --              --           477,645            --
    Proceeds from other receivables                     --              --           162,793            --
    Additional other receivables                     (87,569)         (3,413)       (121,341)       (389,963)
                                                ------------    ------------    ------------    ------------
    Net cash used by investing                      (315,134)        (38,851)     (1,168,853)     (1,045,677)
activities

Cash flows from financing activities:
    Proceeds-line of credit (net)                      1,034         (16,034)        504,076         275,000
    Proceeds-other notes payable                        --              --           200,000            --
    Payments on long-term debt                      (199,700)        (91,014)       (162,153)        467,654
    Payments on capital lease                        (48,434)        (20,089)        (32,485)        223,141
obligations
    Proceeds-private placement                     2,473,907            --         2,688,004            --
    Proceeds-issuance of common stock                 53,000            --           512,450            --
    Proceeds-exercise of warrants                    333,900            --              --              --
    Proceeds-senior convertible debt                    --              --           371,000            --
                                                ------------    ------------    ------------    ------------

    Net cash provided by financing                 2,613,707        (127,137)      4,080,892         965,795
                                                ------------    ------------    ------------    ------------

    Net increase in cash                             (18,038)         38,505           7,674          16,563

Cash at beginning of period                           25,786          18,112          18,112           1,549
                                                ------------    ------------    ------------    ------------
Cash at end of period                           $      7,748    $     56,617    $     25,786    $     18,112
                                                ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

                                                   September        September
                                                   Unaudited        Unaudited        March 31,        March 31,
                                                      1998            1997             1998              1997
                                                --------------   --------------   --------------   --------------

Supplemental disclosure:
    Cash paid during the year for:
      Interest                                  $       44,546   $       54,594   $      232,578   $       97,193
                                                ==============   ==============   ==============   ==============
Supplemental schedule of non-cash
investing
and
 financing activities:
 Preferred stock issued for
placement
agent
fees
    agent fees                                  $         --     $         --     $      156,000   $         --
 Stock options:

  Compensation                                            --               --             93,750             --

  Placement agent fees                                 487,880             --            387,641             --
 Common stock issued for:
    Compensation                                       178,900             --            291,857           48,000
    Interest on debt                                      --               --              5,143             --
    Preferred stock dividends                          159,422             --             58,668             --
 Common stock subscribed for
  note receivable                                         --               --            407,250             --
 Debt converted to preferred stock                        --               --            371,000             --
 Inventory received for notes                             --               --             84,394             --
not other
notes
receivablees
 Inventory converted to equipment                       44,021             --               --               --
 Discount on preferred stock                           543,500             --          3,412,502             --
issued
for
dividend
 Equipment received for
  Capital lease obligations                            254,562             --               --               --
                                                ==============   ==============   ==============   ==============



   The accompanying notes are an integral part of these financial statements.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND ORGANIZATION:
Micro-Media Solutions, Inc. (formerly Mountain States Resources Corporation, ("MSRC")), was organized under the laws of the State of Utah on April 15, 1969. MSRC began operations April 15, 1969, as a mining, mineral extraction and oil and gas exploration company. MSRC discontinued its operations in 1993 and became a development stage company as described in the Statement of Financial Accounting Standards No.7, "Accounting and Reporting by Development Stage Enterprises". On June 23, 1997, MSRC entered into an agreement and plan of reorganization with the shareholders of Micro-Media Solutions, Inc. (a Texas Corporation), ("MSI-Texas"), in which MSRC acquired 100% of the common stock of MSI-Texas. As part of the reorganization, MSRC changed its name to Micro-Media Solutions, Inc., (a Utah Corporation), ("MSI"). Subsequent to September 30, 1998, MSI changed its name to MSI Holdings, Inc. The transaction was accounted for as a recapitalization.

MSI-Texas is an Austin, Texas, based technology corporation formed to provide computer hardware, software programming, system support, maintenance, media duplication, and kitting to the public and private sectors, primarily in the State of Texas. In addition, MSI-Texas is certified by the State of Texas as a Historically Underutilized Business (HUB).

MSI-Texas is a business solutions technology integrator with infrastructure design and implementation services. In addition, MSI-Texas' computer networking services includes system integration and local wide-area networks. MSI-Texas provides these services to customers and at sites throughout the State of Texas.

GOING CONCERN:
As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $2,334,741 (unaudited) and $3,766,950 for six months ended September 30, 1998, and the year ended March 31, 1998, respectively. As of March 31, 1998, the Company's current liabilities exceeded its current assets by $192,080 and the Company owed accounts payable with dates due in excess of thirty (30) days in the approximate amount of $170,000. These factors create a substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's obtaining additional financing to fund the expenses related to operations and capital improvements.

In May through July 1998, the Company received approximately $2.8 million (unaudited) in phase III of a private placement agreement, (see Note 10), which has been used to retire debt, decrease past due accounts payable and for operating expenses. In addition, the Company has completed arrangements with a private investment group for a private placement of a newly created series of preferred stock (series E), with net proceeds to the Company of approximately $2.6 million (unaudited) to take place in November 1998 through January 1999. In November 1998, $1,296,800 (unaudited) was received for the Series E placement with the balance to be received by January 1999. The closing of Series E private placement will enable MSI to have sufficient funds to meet the Company's working capital and capital expenditure needs through March 31, 1999. In addition, Management has identified and closed substantial contracts with GTE and Siemens Nixdorf during the year ended March 31, 1999. Management believes these contracts can produce a level of revenue necessary to provide the Company with a positive cash flow, adequate working capital and positive earnings for the next twelve months.

The Company is also negotiating with investment bankers for an additional $20 million private placement to be completed before the fiscal year end of March 31, 1999. These funds will be used to satisfy additional capital needs for expansion opportunities associated with the contracts identified above. In the event the Company is unable to complete the contemplated $20 million private placement, the Company will forego the Contracts' expansion opportunities, reduce the number of employees and overhead expenses and concentrate its efforts on the Austin operations.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements for the six months ended September 30, 1998 and 1997, and years ended March 31, 1998 and 1997, include the accounts and transactions of the Company and its wholly-owned subsidiaries, MSI-Texas and Tele-Vista, Inc., (incorporated August 1998 and has not yet commenced operations). All significant inter-company accounts and transactions have been eliminated in the accompanying consolidated financial statements. The Company, however, did not have any material asset or liability accounts or account balances. With the exception of the Company's equity accounts and a deficit retained earnings, the significant account balances belong to MSI-Texas.


CASH AND CASH EQUIVALENTS:

Cash equivalents consist primarily of funds invested in short-term interest-bearing accounts. The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE:

The Company follows the allowance method of expensing accounts receivable when considered uncollectible. As of September 30, 1998 and March 31, 1998, management believes all accounts are collectible; and therefore, no allowance has been recorded.

INVENTORY:

Inventory is valued at lower of cost, using the FIFO method(first-in/first-out), or market. Inventory consists principally of hardware and software needed for maintaining and building network technology for customers.

PROPERTY, PLANT, AND EQUIPMENT:

Property and equipment are stated at cost. For financial statement purposes, depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the term of the related lease, including any expected renewable terms, or the useful life of the leasehold improvements. Accelerated depreciation methods are used for tax purposes. Depreciation and amortization are calculated over the following useful lives stated in years:

                                                               Useful
                                                                Lives
                                                                -----
         Vehicles                                                 5
         Furniture and fixtures                                   5
         Equipment                                                5
         Leasehold improvements                                  20

REVENUE AND COST RECOGNITION:

Hardware and peripheral sales consist of computers and related electronic equipment. Software sales consist of the resale of prepackaged software and operating systems from Microsoft and other vendors to the end user. Revenue is recognized when persuasive evidence of an arrangement exist, delivery has occurred, the customer fee is fixed and collection is probable. Most hardware, software and peripherals sales are made without the right of return. Product returns which are minimal are recorded as a reduction of sales upon receipts of the product. Service, support and integration sales are recognized upon completion of the service and is not subject to warranty.

Revenue from fixed priced contracts is recognized on the percentage-of-completion method of accounting, measured by the cost-to-cost method. This method is used because management considers total costs incurred to be the best available measure of progress on contracts.

Contract costs include all direct costs and those indirect costs related to contract performance. Changes in job performance, job conditions, and estimated profitability and final contract settlements may result in revisions to costs and revenue and are recognized

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

in the period in which the revisions are determined. Losses on uncompleted contracts is recognized in the period in which the losses are determinable.

The asset, "Costs and Estimated Earnings in Excess of Billings Uncompleted Contracts", represents revenue earned in excess of amounts billed. The liability "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts" represents billings in excess of amounts earned.

Revenue and contract costs from fixed priced contracts are included in the various categories of revenue and cost of goods sold in the accompanying financial statements. As of September 30, 1998 and March 31, 1998, there were no contracts in progress.


FEDERAL INCOME TAX:

The Company uses the liability method of accounting for income taxes as prescribed by the Financial Accounting Standard Board Statement No. 109. Deferred tax liabilities and assets are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. The net change in deferred tax assets and liabilities is reflected in the statement of operations.

NEW ACCOUNTING PRONOUNCEMENTS:

The Company accounts for stock options and warrants issued to employees in accordance with APB 25, "Accounting for Stock Issued to Employees". The Company follows FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") for financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered.

In accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", management reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. As part of this assessment, management prepares an analysis of the undiscounted cash flows for each product that has significant long-lived or intangible asset values associated with it. This analysis for the asset values as of September 30, 1998 and March 31, 1998, indicated there was no impairment to the carrying value of these assets.

SFAS No. 130, "Reporting Comprehensive Income", effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has addressed the requirements of SFAS No. 130.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 15, 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports issued to shareholders. Generally, certain financial information is required to be reported on the basis that is used internally for evaluating performance or an allocation of resources to operating segments. The Company has adopted the requirements of SFAS No. 131 and there is no material impact on the financial statements.

USE OF ESTIMATES AND CERTAIN CONCENTRATIONS:

Management of the Company has made a number of estimates and assumptions relating to the valuation and reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Although actual results could differ from those estimates, management believes its estimates are reasonable. Certain components, subassemblies and software included in the Company's computer systems are obtained from sole suppliers or a

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

limited number of suppliers. The Company relies, to a certain extent, upon the ability of its suppliers' to enhance existing products in a timely and cost-effective manner, to develop new products to meet changing customer needs and to respond to emerging standards and other technological developments in the computer industry. The Company's reliance on a limited number of suppliers involves several risks, including the possibility of shortages and/or increases in costs of components and subassemblies, and the risk of reduced control over delivery schedules.

FINANCIAL INSTRUMENTS:

Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. The amounts reported as cash equivalents, receivables, other assets, accounts payable and accrued expenses and debt are considered by the Company to be reasonable approximations of their fair values, based on market information available to management as of September 30, 1998 and March 31, 998. The use of different market assumptions and estimation methodologies could have a material effect on the estimated fair value amounts. The reported fair values do not take into consideration potential taxes or other expenses that would be incurred in an actual settlement.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade accounts receivable. A concentration of credit risk may exist with respect to trade receivables, as many of the Company's customers are in the computer and telecommunications industries. The Company has a large number of customers on which it performs ongoing credit evaluations and generally does not require collateral from its customers. Historically, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

NOTE 2 - OTHER RECEIVABLES

Other receivables include costs paid by the Company to the third parties in satisfaction of obligations of Argus Management, Inc. (See Note 13.) Also included is a deposit to Exceptional Services, lease prepayment, employee advances for travel and lodging for out of town projects and accrued interest receivable as follows:

                                                      September 30, 1998     March 31,1998
                                                      ------------------     -------------
                                                         (Unaudited)
         Employee advances                                $    26,429           $   12,001
         Unreimbursed cost (See Note 13)                       65,000               65,000
         Deposits                                              64,082                   --
         Lease prepayments                                     14,940                9,960
         Accrued interest                                       4,079                   --
                                                          -----------           ----------
              Total                                       $   174,530           $   86,961
                                                          ===========           ==========

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

A summary of the Company's investment in property, plant and equipment at September 30, 1998, and March 31, 1998, is as follows (see Note 6):

                                                      September 30   March 31
                                                      ------------  ----------
                                                       (Unaudited)
  Equipment, Furniture and Fixtures                    $1,010,947   $  613,184
  Transportation Equipment                                333,957      253,204
  Leasehold Improvements                                  311,331      307,790
                                                       ----------   ----------
                                                        1,656,235    1,174,178
  Less Accumulated Depreciation                           480,268      373,347
                                                       ----------   ----------
       Net Property, Plant and Equipment               $1,175,967   $  800,831
                                                       ==========   ==========

Depreciation charged against income for the six months ended September 30, 1998 and 1997, was $106,991 and $99,440, respectively (unaudited). Depreciation charged against income for the years ended March 31, 1998 and 1997, was $178,892 and 139,443, respectively.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 4 - BANK LINE OF CREDIT

The Company was in default on a secured line of credit agreement with Bank One Texas, N.A. providing for borrowings of up to $725,000 based on the amount of the Company's eligible receivables. As of March 31, 1998, the Company owed $208,966 plus accrued interest at 18% in the amount of $19,219 secured by accounts receivable. This amount was paid in full in April 1998 and was not renewed. Under the agreement, the Company was subject to covenants including certain financial ratios.

The Company has a secured line of credit agreement maturing February 5, 1999, with Compass Bank for $1,350,000 secured by two certificates of deposit aggregating $1,350,000 held in the Company's name by Compass Bank and payable in monthly installments of interest only. The balance at September 30, 1998 and March 31, 1998, was $1,230,000 (unaudited) and $1,020,000, respectively, plus accrued interest at 7.25% and 8% per annum in the amount of $4,107 (unaudited) and $4,893, respectively. There are no additional loan covenants associated with this line of credit.

NOTE 5 - NOTES PAYABLE

Long-term notes payable consists of the following amounts at September 30, 1998 and March 31, 1998:

                                                                                   September 30      March 31
                                                                                   ------------    ------------
Austin Community Development Corporation, $100,000 equipment                        (unaudited)
loan dated May 29, 1996, secured by equipment and accounts
receivable.  Loan requires interest payments at 9% for the
first six months, principal and interest payments thereafter of $2,224 beginning in February 1997.  Loan will mature
over a 60 month period ending January 2002                                         $     70,540    $     81,327

Austin Community Development Corporation, $100,000 working capital loan dated
June 14, 1995, secured by equipment and accounts receivable. Loan is due in 48 monthly principal installments of $2,083 along with interest of 9%
beginning in July 1996. Loan will mature in June 2000                                    46,081          56,497

Neighborhood Commercial Management Program, $75,000 loan from City of Austin dated June 8, 1995, secured by second lien on equipment and accounts receivable
Loan is due in 60 monthly installments of principal and interest of $1,347 beginning January 1996. Interest rate of 0% until December 1995, thereafter 3%
rate to maturity. Loan will mature over a 60
month period ending December 2000                                                        35,564          43,104

Neighborhood Commercial Management Program, $250,000 loan from City of Austin dated August 12, 1996, secured by second lien on equipment and accounts receivable. Loan is due in 60 monthly installments of principal and interest of
$4,492 beginning January 1997. Interest rate of 0% until December 1996, thereafter 3% rate to maturity. Loan will mature over a 60
month period ending December 2001                                                       166,904         191,194

Bank One Texas, N.A., $200,000 loan dated June 26, 1996, secured by a first lien on equipment and leasehold improvements, loan is due in 60 monthly installments of $3,333 along with interest equal to the Bank One Texas, N.A., base rate plus
2%, loan was
paid in full during quarter ended September 30, 1998                                       --           146,667
                                                                                   ------------    ------------
                                                                                        319,089         518,789
Less current portion                                                                   (112,596)       (151,267)
                                                                                   ------------    ------------
                                                                                   $    206,493    $    367,522
                                                                                   ============    ============

Following are maturities of long-term debt for each of the next five years:

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 5 - NOTES PAYABLE - CONTINUED

  Period ended:                                       September 30     March 31
                                                      ------------   ------------
                                                      (Unaudited)

     1999                                             $    112,596   $    151,267
     2000                                                  114,061        153,067
     2001                                                   85,074        134,348
     2002                                                    7,358         80,107
Thereafter                                                      --             --
                                                      ============   ============

Certain officers of the Company have personally guaranteed all notes.

NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES

The Company is lessee of transportation and telephone equipment under capital leases expiring in various years through September 2001. The asset and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense (see Note 3).

Following is a summary of property held under capital leases:

                                                               September 30     March 31
                                                               ------------   ------------
                                                               (Unaudited)
  Transportation Equipment                                     $    315,209   $    218,055
  Communication Equipment                                            56,014         56,014
   Equipment                                                        173,809           --


Minimum future lease payments under capital leases as of September 30, 1998 and March 31, 1998, for each of the next five years and in the aggregate are:

                                                               September 30     March 31
                                                               ------------   ------------
 PERIOD ENDED:                                                 (Unaudited)
  1999                                                         $    108,490   $     68,077
  2000                                                              171,475         60,343
  2001                                                              198,732         74,985
  2002                                                              111,132             --
  2003                                                              111,132             --
  Thereafter                                                         83,349             --
                                                               ------------   ------------
  Total minimum lease payments                                      784,310        203,405
  Less: Amount representing interest                               (387,525)       (12,748)
                                                               ------------   ------------
                                                                    396,785        190,657
      Less current portion                                         ( 94,005)      ( 41,097)
                                                               ------------   ------------
      Long-term obligations under capital leases               $    302,780   $    149,560
                                                               ============   ============

NOTE 7 - FEDERAL INCOME TAXES

A reconciliation of income tax at the statutory rate to the Company's effective rate follows:

                                         September 30 (Unaudited)                 March 31
                                         ------------------------                 --------
                                            1998            1997            1998             1997
                                            ----            ----            ----             ----
Computed at the expected                $ (794,000)     $ (252,200)     $ (1,281,000)     $  (164,000)
statutory rate
Non-deductible items                         5,000           3,000            15,600            7,800
Valuation allowance                        789,000         249,200         1,265,200          156,200
                                        ----------      ----------      ------------      -----------
     Income tax                         $       --      $       --      $         --      $        --
                                        ==========      ==========      ============      ===========

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997



NOTE 7 - FEDERAL INCOME TAXES - CONTINUED

                                         September 30 (Unaudited)                 March 31
                                         ------------------------                 --------
                                            1998            1997            1998             1997
                                            ----            ----            ----             ----
Deferred tax assets:
     Net operating loss                  $ 2,230,400     $ 406,400       $  1,441,400      $   156,200
     carryforward
Deferred tax liabilities:
     Depreciation                            (45,900)      (10,500)           (32,300)          (8,500)
Valuation allowance                       (2,184,500)     (395,900)        (1,409,100)        (147,700)
                                         -----------     ---------       ------------      ------------
                                         $        --     $      --       $         --      $         --
                                         ===========     =========       ============      ============

The Company has available at March 31, 1998, $4,334,000 of unused operating loss carry forwards that may be applied against future taxable income and that expire as follows:

        Expiration During                     Amount of Unused Operating
       Year-Ended March 31                         Loss Carryforward
       -------------------                    --------------------------
                       2011                        $         50,000
                       2012                                 487,000
                       2018                               3,797,000
                                                   ----------------
              Total                                $      4,334,000
                                                   ================

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company had notes receivable from certain related parties at March 31,1997, in the amount of $419,774. These related parties are owned and controlled by majority stockholders of the Company. During the year ended March 31, 1998, the Company loaned an additional $142,265 to these related entities and received payments in the amount of $562,039. At September 30, 1998 and March 31, 1998, the Company did not have any notes receivables or payables to related parties. The Company did not have sales or purchases with the related parties for the six months ended September 30, 1998 or 1997 or the years ended March 31, 1998 or 1997.

NOTE 9 - COMMITMENTS

The Company leases its principal general offices and warehouse facilities. The leases expire at August 31, 2005 and July 31, 2008, each with a 10 year renewable option. Future minimum lease payments are as follows:

YEAR ENDED SEPTEMBER 30, (unaudited)
       1999                                              $   133,296
       2000                                                  142,464
       2001                                                  149,340
       2002                                                  168,480
       2003                                                  179,010
       2004                                                  189,540
       2005                                                  200,070
       2006                                                  210,600
       2007                                                  221,070
       2008                                                  231,660
       2009                                                   40,365
                                                          ----------
                  TOTAL                                   $1,865,895
                                                          ==========

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 9 - COMMITMENTS - CONTINUED

The total rental obligation under the above contract for the six months ended September 30, 1998 and 1997, was $64,728 and $54,990, respectively (unaudited) and for the years ended March 31, 1998 and 1997 was $109,980 and $82,255, respectively.

NOTE 10 - STOCKHOLDERS' EQUITY

The Company has 10,000,000 shares of Preferred stock authorized. In October 1997, the Company completed a Private Placement Agreement, (the "Agreement") with a group of accredited investors. The Agreement provides for three "Phases" of financing.

Phase I of the Agreement was funded in November 1997. The Company received $2,120,000 in exchange for 400,000 shares of series B preferred stock (5% cumulative, convertible, non-voting, stated value $5.30) ,(the "Series B Stock"). Each share of preferred stock is initially convertible into 10 shares of the Company's common stock subject to adjustment and six warrants, (the "Warrants") for the purchase of six shares of common stock at $1.50 per share. The Company paid $302,000 and issued 20,000 shares of series B preferred stock for placement agent fees in Phase I. Also options to purchase 400,000 shares of common stock at $1.50 per share were issued as a part of the agreement. The common stock had a fair value of $0.92 per share at the grant date of the options resulting in $367,350 in placement agent fees. The Agreement states that conversion of the preferred stock will not occur to the extent that the HUB status of the Company is compromised. An additional 4,348,738 shares could be converted before the HUB status would be lost.


The series B preferred stock can be converted to common stock. Therefore, a discount in the amount of $6,151,978 has been realized. The discount is the difference in the intrinsic value of the common stock and warrants less the net proceeds from the series B preferred stock. The discount is accreted from the date of issuance of the preferred stock to the date the stock can be converted. Due to the limitation on the number of shares of stock that can be issued to retain the HUB status, $3,412,502 has been recorded as dividends and as an increase in additional paid-in capital in the accompanying financial statements. The unrecognized portion of the discount in the amount of $2,796,524 will be recorded if and when the preferred stock is converted or the HUB status changes.

Phase II of the Agreement was funded in February 1998. The Company received $1,000,004 in exchange for 94,340 shares of series C preferred stock (6% cumulative, convertible, non-voting, stated value, $10.60), (the "Series C Stock). Each share of preferred stock is initially convertible into 10 shares of the Company's common stock, subject to adjustment. The Company paid $130,000 and issued 4,717 shares of series C preferred stock for placement agent fees. Also options to purchase 47,170 shares of common stock at $4.00 per share were issued as a part of the agreement. The common stock had a fair value of $0.43 per share at the grant date resulting in $20,291 in placement agent fees. The Agreement states that conversion of the preferred stock will not occur to the extent that the HUB status of the Company is compromised.

The series C preferred stock can be converted to common stock. Therefore, a discount in the amount of $615,851 has been realized. The discount is the difference in the intrinsic value of the common stock less the net proceeds from the series C preferred stock. Due to the limitation on the number of shares of stock that can be issued to retain the HUB status, the unrecognized discount in the amount of $615,851 will be recorded if and when the preferred stock is converted or the HUB status changes.

Phase III of the Agreement was funded in May through July 1998. The Company received $2,823,204 (unaudited) in exchange for 266,340 shares of series D preferred stock (6% cumulative, convertible, non-voting, stated value, $10.60), (the "Series D Stock"). Each share of preferred stock is initially convertible into 10 shares of the Company's common stock, subject to adjustment. The Company paid $349,318 (unaudited) and issued 13,317 shares of series D preferred stock for placement agent fees. Also options to purchase 250,850 shares of common stock at $1.59 per share were issued as a part of the agreement. The common stock had a fair value of $1.65 to $2.86 per share (unaudited) at the grant date resulting in $487,880 (unaudited) in placement agent fees. The Agreement states that conversion of the preferred stock will not occur to the extent that the HUB status of the Company is compromised.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 10 - STOCKHOLDERS' EQUITY - CONTINUED

preferred stock will not occur to the extent that the HUB status of the Company is compromised.

During the six months ended September 30, 1998, the Company received $53,000 for 5,000 shares of Series D Preferred stock at $10.60 per share. Due to the Series D being oversubscribed, the Company converted the 5,000 preferred shares to 50,0000 shares of Common Stock subject to Rule 144 restrictions. The discount on the 50,0000 shares of Common Stock, in the amount of $534.500, has been included as a dividend in the accompanying financial statements.

The Series D preferred stock can be converted to common stock. Therefore, a discount in the amount of $4,843,296 (unaudited) at September 30, 1998 has been realized. The discount is the difference in the intrinsic value of the common stock less the net proceeds from the series D preferred stock. Due to the limitation on the number of shares of stock that can be issued to retain the HUB status, the unrecognized discount in the amount of $4,843,296 (unaudited) will be recorded if and when the preferred stock is converted or the HUB status changes.

The Company has initiated the private placement of 100,000 shares of the newly created Series E Preferred Stock, $30 stated value (the "Series E Preferred"). Each share of the Series E Preferred is initial convertible into 10 shares of the Company's common stock, subject to adjustment. The company anticipate paying approximately $300,000 and issuing 5,000 shares of the series E Preferred stock for placement agent fees. The series E Preferred will yield an aggregate net proceeds of approximately $2.6 million to the Company and is expected to be completed by January 31, 1999. In November 1998, the Company received $1,485,000 commencing the private placement of the Series E Preferred, 49,500 shares of which were sold for a purchase price of $30.00 per share. As private placement fee for partial completion of the Series E Preferred, the Company issued 2,475 shares of Series E Preferred to ESL. The remaining 50,500 shares of the Series E is anticipated to be placed by January 31, 1999. The expenses for the placement of the Series E Preferred including broker fees, private placement fee (including stock for the private placement fee) and legal and accounting expenses were $262,450 through December 18, 1998 and are expected to total $525,000 through January 1999. The proceeds of the Series E Preferred will be used for working capital and capital expenditure needs.

Senior convertible debt in the amount of $371,000 was issued for cash in November 1997. This debt was converted to 70,000 shares of series B preferred stock (5% cumulative, convertible, non-voting, stated value, $5.30), in February 1998. Accrued interest in the amount of $5,143 was paid with the issuance of 10,286 shares of common stock. The discount on this issue of series B preferred stock including 420,000 warrants for the purchase of 420,000 shares of common stock at $0.795 per share is included in the total series B discount detailed above.

During the six months ended September 30, 1998, the warrants were exercised for 420,000 shares of common stock at $0.795 per share in the amount of $333,900 (unaudited).


On January 15, 1998, the Company received a subscription for 543,000 shares of Common Stock which has been valued at market value (closing bid price of $0.75) of the Common Stock on that date. The consideration for the shares was in the form of a note in the amount of $407,250 bearing an interest rate of 12% payable in cash or by delivery of certain intellectual property rights. The intellectual property the Company will receive consist of rights to market medical and security software which utilizes the Internet for transmission of voice and video data from various locations. The Company anticipates that its current sales staff will market the products to medical and security professionals. The note remains outstanding and the shares are not deliverable until the note is satisfied. The note receivable has been offset against the Common Stock Subscribed in the accompanying Statement of Stockholders' Equity.


See Note 11 for details of options and warrants.

Preferred stock dividends were paid with the issuance of common stock valued at the previous thirty day average closing bid price per share of common stock as follows:

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 10 - STOCKHOLDERS' EQUITY - CONTINUED



                                                         Shares        Amount
                                                         ------       --------
   Six Months ending September 30, 1998 (unaudited)      24,375       $159,422
   Year ending March 31, 1998                            23,742         58,668


NOTE 11 - STOCK OPTIONS AND WARRANTS

A summary of the status of the Company's stock options as of September 30, 1998 and March 31, 1998, is presented below:

                                                                September 30           March 31
                                                                ------------           --------
                                                                (Unaudited)
Options outstanding at beginning of period                            622,170                --
Options granted                                                       250,850           622,710
Options exercised                                                          --                --
Options canceled                                                           --                --
Options outstanding at end of period                                  873,020           622,710
                                                                 ============          ========

Options exercisable at end of period                                  400,000           400,000
                                                                 ============          ========

Weighted Average Fair value of options
granted during the period                                        $       1.94          $   0.99
                                                                 ============          ========

The following table summarizes the information about the stock options as of September 30, 1998, and March 31, 1998:

                         SEPTEMBER 30, 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                               Weighted
                                                Average          Weighted            Number           Weighted
Range of       Number                          Remaining          Average          Exercisable        Average
Exercise    outstanding            Date       Contractual      Exercise Price          at          Exercise Price
 Price       at Sept 30           Granted        Life(3)       (Total Shares)        Sept 30       (Exer. Shares)
--------    -----------           -------     -----------      --------------     -------------    --------------
$   1.50         50,000   (1)     3/31/98       5 years        $         1.50               --     $         1.50
    2.25         25,000   (1)     3/31/98       5 years                  2.25               --               2.25
    1.50        100,000   (1)     3/31/98       5 years                  1.50               --               1.50
    1.50        400,000   (2)     1/31/98       5 years                  1.50          400,000               1.50
    4.00         47,170   (2)     1/31/98       6 years                  4.00               --               4.00
    1.59        189,340   (2)     4/27/98       5 years                  1.59               --               1.59
    1.59         61,510   (2)     5/15/98       5 years                  1.59               --               1.59
--------    -----------                        ----------      --------------     ------------     --------------
$  1.50 -
   4.00         873,020                         5 years        $         1.68          400,000     $         1.50
========    ===========                        ==========      ==============     ============     ==============


(1) Options granted to employees for past services.
(2) Options granted for placement agent fees (Note 10).
(3) Options expire in years 2003 through 2004.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 11 - STOCK OPTIONS AND WARRANTS - CONTINUED

                                 MARCH 31, 1998
--------------------------------------------------------------------------------

                                               Weighted
                                                Average          Weighted            Number           Weighted
Range of       Number                          Remaining          Average          Exercisable        Average
Exercise    outstanding            Date       Contractual      Exercise Price          at          Exercise Price
 Price      at March 31           Granted        Life(3)       (Total Shares)       March 31       (Exer. Shares)
--------    -----------           -------     -----------      --------------     -------------    --------------

$   1.50         50,000   (1)     3/31/98        5 years       $         1.50                --    $         1.50
    2.25         25,000   (1)     3/31/98        5 years                 2.25                --              2.25
    1.50        100,000   (1)     3/31/98        5 years                 1.50                --              1.50
    1.50        400,000   (2)     1/31/98        5 years                 1.50           400,000              1.50
    4.50         47,170   (2)     1/31/98        6 years                 4.00                --              4.00
--------    -----------                        ----------      --------------     -------------    --------------
$ 1.50 -
   4.00         622,170                          5 years       $         1.72           400,000    $         1.50
========    ===========                        ==========      ==============     =============    ==============

(1) Options granted to employees for past services.
(2) Options granted for placement agency fees (Note 10).
(3) Options expire in years 2003 through 2004.

Each stock option granted can be exercised for one share of common stock.

Stock options to employees for the year ended March 31, 1998, have been recorded as compensation as applied under APB No. 25 in the amount of $93,750. There were no options granted to employees during the six months ended September 30, 1998.

SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) applicable to common stockholders and income (loss) per share as if compensation cost for the Company's stock options granted to employees had been determined in accordance with the fair value based method prescribed in that Statement.

During the year ended March 31, 1998, the Company estimated the fair value of each stock option to employees at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants as follows:

                                   Risk Free            Estimated       Total
 Number      Dividend   Expected   Interest  Expected   Fair Value      Fair
of Shares     Yield    Volatility    Rate     Lives     Per Share       Value
---------     -----    ----------    ----     -----     ---------     ---------

 50,000      $    --     45.26%      5.30%   5 years    $    1.22     $  60,943
 25,000      $    --     45.26%      5.30%   5 years    $    0.96        47,846
100,000      $    --     45.26%      5.30%   5 years    $    1.22       121,885
                                                                      ---------
                                                                      $ 230,674
                                                                      =========


Net (loss) applicable to common stockholders for the year ended March 31, 1998:

         As reported                                             $(7,238,120)
                                                                 ===========
         Pro forma                                               $(7,375,044)
                                                                 ===========

Net (loss) per share:
         As reported                                             $      (.66)
                                                                 ===========
         Pro forma                                               $      (.67)
                                                                 ===========

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 11 - STOCK OPTIONS AND WARRANTS - CONTINUED

Stock options granted for placement agent fees for the six months ended September 30, 1998 and during the year ended March 31, 1998 have been recorded as a reduction of proceeds from the issuance of preferred stock in accordance with SFAS No. 123 at the fair value of the options at the grant date as determined by using the Black-Scholes option-pricing method as follows:

                         September 30, 1998 (unaudited)
--------------------------------------------------------------------------------
                                   Risk Free            Estimated     Total
 Number      Dividend   Expected   Interest  Expected   Fair Value    Fair
of Shares     Yield    Volatility    Rate     Lives     Per Share     Value
---------     -----    ----------    ----     -----     ---------     -----

189,340      $    --      47.75%     5.30%   5 years    $    1.65    $  311,858
 61,510      $    --      47.75%     5.30%   5 years    $    2.86       176,022
                                                                     ----------
                                                                     $  487,880
                                                                     ==========


                                 March 31, 1998
--------------------------------------------------------------------------------
                                   Risk Free            Estimated     Total
 Number      Dividend   Expected   Interest  Expected   Fair Value    Fair
of Shares     Yield    Volatility    Rate     Lives     Per Share     Value
---------     -----    ----------    ----     -----     ---------     -----

400,000      $    --      45.26%     5.21%   5 years    $    0.92     $ 367,350
 47,170      $    --      45.26%     5.11%   6 years    $    0.43        20,291
                                                                      ---------
                                                                      $ 387,641
                                                                      =========

The following table summarizes the information about the warrants:

                                        Exercised
                                        During Six       Number
                                       Months Ended    Outstanding
                          Number       September 30,   September 30,
Exercise   Expiration   Outstanding       1998            1998
 Price        Date     March 31, 1998  (unaudited)     (unaudited)
 -----        ----     --------------  -----------     -----------

$  1.50    1/31/2000          120,000           --         120,000
$  1.50    1/31/2000        2,400,000           --       2,400,000
$ 0.795                       300,000      300,000              --
$ 0.795                       120,000      120,000              --
                       --------------   ----------     -----------
                            2,940,000      420,000       2,520,000
                       ==============   ==========     ===========

In addition, all of the warrant contracts prohibit exercise of the warrants if the HUB status of the Company is compromised upon such exercise (See Note 10).

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 12 - EARNINGS PER SHARE

The following data details the amounts used in computing earnings per share
(EPS) and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                  September 30, (unaudited)              March 31,
                                                ----------------------------    ----------------------------
                                                    1998            1997            1998            1997
                                                ------------    ------------    ------------    ------------
Loss from continuing
operations                                      $ (2,334,741)   $   (741,622)   $ (3,766,950)   $   (482,385)
Less: Preferred dividends                           (693,922)             --      (3,471,170)             --
                                                ------------    ------------    ------------    ------------
Loss available to common
shareholders used in basic
EPS                                             $ (3,028,663)   $   (741,622)   $ (7,238,120)   $   (482,385)
                                                ============    ============    ============    ============
Weighted average number of
common shares used in basic
EPS                                               11,638,166      10,764,733      10,998,874      10,026,400
Effect of dilutive
securities:
   Preferred Stock - Series B                             --              --              --              --
   Preferred Stock - Series C                             --              --              --              --
   Preferred Stock - Series D                             --              --              --              --
   Stock options                                          --              --              --              --
   Warrants                                               --              --              --              --
                                                ------------    ------------    ------------    ------------
Weighted number of common
shares and dilutive
potential common stock used
in diluted EPS                                    11,638,166      10,764,733      10,998,874      10,026,400
                                                ============    ============    ============    ============

In addition, 490,000 shares of Series B Preferred stock, convertible into 4,900,000 shares of Common Stock, 99,057 shares of Series C Preferred stock convertible into 990,570 shares of Common Stock, 279,657 shares of Series D Preferred stock convertible into 2,796,570 (unaudited) shares of Common Stock, options on 873,020 (unaudited) shares of common stock and warrants on 2,520,000 (unaudited) shares of common stock were not included in computing diluted EPS for the six months ended September 30, 1998, because their effects were antidilutive. Series B Preferred stock in the amount of 490,000 shares convertible into 4,900,000 shares of Common Stock, 99,057 shares of Series C Preferred stock convertible into 990,570 shares of Common Stock, options on 622,170 shares of common stock and warrants on 2,940,000 shares of common stock were not included in computing diluted EPS for the year ended March 31, 1998, because their effects were antidilutive.

NOTE 13 - CONTINGENCY

On December 18, 1997, Argus Management, Inc. filed Plaintiff's Original Petition in the 216th District Court of Kerr County, Texas. Argus claims the Company and Mr. Jose G. Chavez, as joint obligors, defaulted on their obligation to Argus pursuant to two promissory notes for $100,000 each, both dated June 2, 1997. Argus is seeking a judgment for $200,000, together with interest on the notes at the rate of 20% per annum from June 2, 1997, through the date the notes are satisfied. As of March 31, 1998, $65,000 of costs in connection with the reverse merger and the related promissory notes had been disbursed to third parties in satisfaction

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997

NOTE 13 - CONTINGENCY - CONTINUED

of obligations of Argus Management, Inc. The $65,000 has been recorded in other receivables in the accompanying financial statements. (Seen Note 2)

On February 6, 1998, the Company filed Plaintiff's Original Petition in the above-referenced case. The Company asserts breach of contract, fraud, defamation, usury, and civil conspiracy claims against Argus Management, Inc. The Company strongly disagrees with Argus' contentions and denies liability to Argus under the notes and plans to oppose vigorously Argus' claims and recover the amounts disbursed to third parties.

A lawsuit was filed by Manpower, Inc. to preserve its claims for certain delinquent obligations that were reduced to approximately $38,000 which is included in accounts payable at March 31, 1998. The full amount of the principal and interest was paid on April 29, 1998, and a Notice of Dismissal was filed on May 8, 1998.

On January 22, 1998, the Company filed a lawsuit against Bits Technical Corporation for damages attributable to a breach of commitment. This matter is still pending. On August 17, 1998, Bits Technical Corporation ("BTC") filed a counterclaim against the Company in connection with the above case. In the counterclaim, BTC asserts the Company fraudulently induced BTC to promise to loan money to the Company. In particular, BTC claims the Company promised certain contracts and business opportunities to BTC that the Company was unwilling or unable to deliver.

Bank One, Texas, NA filed a lawsuit against the Company for the collection of approximately $355,633 of principal plus interest $29,289 as well as attorney fees and court costs $10,000. The bank was paid in full in April 1998. The bank then executed a Notice of Nonsuit to dismiss with prejudice the lawsuit on April 29, 1998.

On November 20, 1996, MCA Communications, Inc. ("MCA") filed a lawsuit against the Company in County Court at Law No. 2 in Harris County, Texas. MCA claims the Company owes $12,485 for certain goods and services that MCA claims to have provided to MSI in connection with various projects for the Texas Department of Health. MCA also seeks interest, costs, and attorneys' fees. On January 6, 1997, the Company filed its answer and denied the above-referenced claim in its entirety.

Employment agreements for certain executive officers are being renegotiated with the Board of Directors at the present time. These Agreements call for the issuance of options to certain executive officers annually, upon meeting certain benchmarks and as signing bonuses. Options granted that have not been recorded in the financial statements are being mutually renegotiated as to grant date, amount, price and other significant terms. No options that are currently being negotiated are due, therefore, compensation has not been recorded in these financial statements or included in the earnings per share calculations and pro-forma information in Notes 11 and 12.

NOTE 14 - MARCH 31, 1997  RESTATED FINANCIAL STATEMENTS

Subsequent to issuing the March 31, 1997 audited financial statements and accompanying auditor's report dated June 22, 1997, additional adjustments to the financial statements were discovered. The restated financial statements were filed on June 23, 1998 with the Securities & Exchange Commission on Form 10K/A. See Notes 10, 11 and 12 to the reissued March 31, 1997 financial statements dated June 10, 1998 for a description of restated items and the Going Concern discussion.

NOTE 15 - UNAUDITED FINANCIAL STATEMENTS

The financial statements for the six months ended September 30, 1998 and 1997 are unaudited: however, in the opinion of management, such statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, the results of operations and changes in financial position for the interim periods presented have been reflected herein. The results of operations are not necessarily indicative of the results to be expected for a full year.

MICRO-MEDIA SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND YEARS ENDED
MARCH 31, 1998 AND 1997


NOTE 16 - SIGNIFICANT FOURTH QUARTER ADJUSTMENTS

The following significant adjustments were made during the fourth quarter of 1998:



Description                                                        Amount
-----------                                                    ------------
Bad Debt Expense                                               $    (69,364)

Common stock and options
issued to employees and
consultants as compensation                                        (463,170)

Loss on cabling contract                                           (495,125)
                                                               ------------

Net decrease in income                                         $ (1,027,659)
                                                               ============

Per share decrease in income                                   $      (0.09)
                                                               ============






          No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                                 --------------

                                Table of Contents

                                                       Page
                                                       ----

Available Information                                    2
Prospectus Summary                                       3
Summary of Financial Data                                6
Risk Factors                                             8
Price Range for Common Stock                            11
Use of Proceeds                                         11
Dividend Policy                                         11
Capitalization                                          12
Selected Financial Data                                 13
Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations                            14
Business                                                21
Management                                              24
Executive Compensation                                  26
Certain Transactions                                    28
Principal Holders of Securities                         29
Selling Shareholders                                    31
Plan of Distribution                                    35
Description of Capital Stock                            35
Shares Eligible for Future Sale                         38
Legal Matters                                           39
Experts                                                 39
Change in Independent Auditors                          39
Index to Financial Statements                          F-1

                               13,697,531 Shares




                               MSI HOLDINGS, INC.




                                  Common Stock



                                 --------------

                                   PROSPECTUS

                                 --------------

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.          Indemnification of Directors and Officers.

         The Registrant's Revised Articles of Incorporation and By-Laws permit the Registrant to indemnify its directors and officers to the fullest extent authorized under the Utah Business Corporation Act ("UBCA"). In general, a Utah corporation may indemnify a director or officer who was, is or is threatened to be made, a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Utah corporation may indemnify a director, officer, employee, or agent ("fiduciary") in an action brought by or in the right of the corporation only if such fiduciary was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 25.             Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses payable by the Company in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.


         Filing Fee-Securities and Exchange Commission..............................................$  33,589
         Accountants' Fees and Expenses.............................................................$  40,000
         Fees and Expenses of Counsel for the Registrant............................................$  30,000
         Printing and Communication Expenses........................................................$  50,000
         Blue Sky Fees and Expenses.................................................................$  10,000
         Miscellaneous Expenses.....................................................................$  10,000


                Total...............................................................................$ 173,589


         The selling security holders are bearing no portion of the expenses of the offering pursuant to agreement.

ITEM 26.          Recent Sales of Unregistered Securities.

         During the past three years the Registrant has sold the following securities, which were not registered under the Securities Act of 1933:

         (i) In connection with the Merger on June 23, 1997, the Registrant issued 9,310,000 shares of Common Stock for all of the outstanding shares of Micro-Media Solutions, Inc., a Texas corporation.

         (ii) On November 12, 1997, Registrant received $2,120,000 from accredited investors for 400,000 shares of Series B Preferred and related securities. The Company issued an additional 5 percent, 20,000 shares, of Series B Preferred to the placement agent.

         (iii) On January 31, 1998, Registrant received $1,000,004 from accredited investors for 94,340 shares of Series C Preferred and related securities. The Company issued an additional 5 percent, 4,717 shares, of Series C Preferred to the placement agent and granted the placement agent an Option to purchase 47,170 shares of Common Stock executable at $4 per share.

         (iv) Commencing in May 1998 and ending in July 1998, Registrant received $2,823,204 from accredited investors for 266,340 shares of Series D Preferred and related securities. The Company issued an additional 5 percent, 13,317 shares, of Series D Preferred to the placement agent and granted the placement agent an option to purchase 250,850 shares of Common Stock at $1.59 per share.

         (v) On February 11, 1998, the Company issued 70,000 shares of Series B Preferred, Warrrants to purchase 420,000 shares of Common Stock and 10,286 shares of Common Stock, representing the unpaid interest, to the holders of two senior convertible notes with face values totaling $371,000.

         (vi) Commencing in October 1998 and ending in January 1999, Registrant will receive $3,000,000 from accredited investors for 100,000 shares of Series E Preferred and related securities. The Company issued an additional 5 percent, 5,000 shares, of Series E Preferred to the placement agent.

         (vii) On January 1, 1998, Registrant committed to issue 543,000 shares of Common Stock to Monterrey Trading, Inc. a Canary Island corporation, for whom Luana Pearce is President, upon satisfaction of a note receivable payable in cash or certain intellectual property rights of the Tele-Predicino Software and Internet Security Software.

         (viii) Between March 31, 1998 and September 30, 1998, the Registrant issued 445,900 shares to employees and consultants as compensation for services rendered. See "Selling Shareholders List" for individual names and quantities.

         (ix) In October 1998, the Registrant committed to issuing 30,000 shares to Capital Partners, Inc. ("CPI") for services rendered in securing certain leased equipment. Mike Austin is CPI's President.

         (x) During the six months ended September 30, 1998, the Company received $53,000 for 50,000 shares of Common Stock at $1.06 per share.

         In connection with said sales, the Registrant relied on the exemption from registration under the Securities Act of 1933, as amended, provided by
Section 4 thereof and Regulations D and S promulgated thereunder, based on representations made to the Registrant by the purchasers of the common stock.

ITEM 27.          Exhibits and Financial Statement Schedules.

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
2              Agreement and Plan of Reorganization(1)                      Incorporated by reference to Form 8-K dated August 12,
                                                                            1992

3.1            Articles of Incorporation and Bylaws(1)                      Incorporated by reference to Form SB-2/Amendment 2,
                                                                            filed December 15, 1998.

3.2            Amended Articles of Incorporation(1)                         Incorporated by reference to Form SB-2/Amendment 2,
                                                                            filed December 15, 1998.

3.3            Article of Amendment(1)                                      Incorporated by reference to Form 10-QSB/A filed
                                                                            November 10, 1998,for the period ended June 30, 1998.

4              Specimen of Securities(1)                                    Incorporated by reference to Exhibit Nos. 1A and 1B of
                                                                            Registrant's Form 8-A Registration Statement (File
                                                                            #0-8146)

4.1            Certificate of Designation for Series B Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998 for the period ended June 30, 1998.

4.2            First Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series B Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.3            Certificate of Designation for Series C Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

4.4            Certificate of Designation for Series D Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

4.5            First Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.6            Second Amendment to the Certificate of Designation for       Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.7            Third Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
4.8            Designation of Rights and Preferences of Series E            Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

5              Legal Opinion of Vial, Hamilton, Koch & Knox, L.L.P.(3)

10.1           Texas Lottery Installation and Service Contract between      Incorporated by reference to Form 10-KSB filed July 2,
               GTECH and Micro-Media Solutions Inc., a Texas                1998 for the period ended March 31, 1998.
               corporation ("MSI")(1)

10.2           Agreement for Construction, Installation and/or              Incorporated by reference to Form 10-KSB, as amended,
               Maintenance, dated as of April 9, 1997, between GTE and      filed July 2, 1998 for the period ended March 31, 1998.
               MSI(1)

10.3           Contract, dated November 16, 1997, between San Antonio       Incorporated by reference to Form 10-KSB, as amended,
               Independent School District and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.4           Contract, dated August 25, 1997, between Education           Incorporated by reference to Form 10-KSB, as amended,
               Service Center 1 and MSI(1)                                  filed July 2, 1998 for the period ended March 31, 1998.

10.5           Contract, dated August 28, 1997, between Education           Incorporated by reference to Form 10-KSB, as amended,
               Service Center 18 and MSI(1)                                 filed July 2, 1998 for the period ended March 31, 1998.

10.6           Contract, dated June 26, 1997, between Education Service     Incorporated by reference to Form 10-KSB, as amended,
               Center 5 and MSI(1)                                          filed July 2, 1998 for the period ended March 31, 1998.

10.7           Field Trial Agreement, dated October 1, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.8           Subcontractor Agreement, dated July 23, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.9           Field Trial Agreement, dated October 1, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.10          City Wide Contract for Personal Computers, dated May         Incorporated by reference to Form 10-KSB, as amended,
               23, 1997, between the City of Austin and MSI(1)              filed July 2, 1998 for the period ended March 31, 1998.

10.11          Wide Area Network Contract, between Texas Migrant            Incorporated by reference to Form 10-KSB, as amended,
               Counsel and MSI(1)                                           filed July 2, 1998 for the period ended March 31, 1998.

10.12          Machine Installation Contract, between Transactive, Inc.     Incorporated by reference to Form 10-KSB, as amended,
               and MSI(1)                                                   filed July 2, 1998 for the period ended March 31, 1998.

10.13          Contract, between the Texas Department of Transportation     Incorporated by reference to Form 10-KSB, as amended,
               and MSI(1)                                                   filed July 2, 1998 for the period ended March 31, 1998.

10.14          Contract, between the Texas Department of Health and         Incorporated by reference to Form 10-KSB, as amended,
               MSI(1)                                                       filed July 2, 1998 for the period ended March 31, 1998.

10.15          Employment Agreement, dated June 15, 1997, between           Incorporated by reference to Form 10-KSB, as amended,
               Jose Chavez and Micro-Media Solutions Inc., a Utah           filed July 2, 1998 for the period ended March 31, 1998.
               corporation ("MSHI")(1)

10.16          Employment Agreement, dated June 15, 1997, between           Incorporated by reference to Form 10-KSB, as amended,
               Mitchell Kettrick and MSI(1)                                 filed July 2, 1998 for the period ended March 31, 1998.

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
10.17          Sublease dated July 23, 1998 between GTE Intelligent         Incorporated by reference to Form 10-QSB/A  filed
               Network Services, Inc. and MSI(1)                            November 12, 1998, for the period ended June 30, 1998.

10.18          MSI's Purchase Order dated May 29, 1998, for GTE             Incorporated by reference to Form 10-QSB/A  filed
               Internetworking's Internet Advantage version 5.1 (Quote      November 12, 1998, for the period ended June 30, 1998.
               Number 38561.9719.1)(1)

10.19          MSI's Purchase Order dated September 30, 1998, for           Incorporated by reference to Form 10-QSB/A  filed
               GTE Internetworking's Internet Advantage version 6.0         November 12, 1998, for the period ended June 30, 1998.
               (Quote Number 76512.9719.1)(1)

10.20          Basic Agreement dated September 18, 1998, between            Incorporated by reference to Form 10-QSB/A  filed
               Siemens Nixdorf Informations Systems, Inc. and MSI.(1)       November 12, 1998, for the period ended June 30, 1998.

10.21          Placement Agreement dated November 11, 1997, by and          Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.22          Placement Agreement dated January 31 1998, by and            Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.23          Placement Agreement dated April 30, 1998, by and             Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.24          First Amendment to the Placement Agreement dated May         Incorporated by reference to Form 10-QSB/A filed
               30, 1998, by and between Equity Services, Ltd. and           November 12, 1998, for the period ended June 30, 1998.
               MSHI(1)

10.25          Value Added Reseller's agreement between MSI and             Incorporated by reference to Form 10-QSB/A  filed
               Hewlett-Packard, Inc. dated June 1, 1995                     November 12, 1998, for the period ended June 30, 1998.

10.26          DiaLinx Service Agreement by and between MSHI and            Incorporated by reference to Form 10-QSB/A  filed
               GTE Internetworking dated October 28, 1998.                  November 12, 1998, for the period ended June 30, 1998.

10.27          Placement Agreement dated October 13, 1998, by and           Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI                       November 12, 1998, for the period ended June 30, 1998.

16             Letter of change in Certifying Accountant                    To be filed supplementally by the prior certifying
                                                                            accountant.

21             List of Subsidiaries(2)                                      Exhibit 21.1

23.1           Consent of Salazar & Associates(2)                           Exhibit 23.1

23.2           Consent of Brown, Graham and Company, P.C.(2)                Exhibit 23.2

23.3           Consent of Vial, Hamilton, Koch & Knox, L.L.P.(2)            Exhibit 23.3

----------------

(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.
(2)      Filed herewith.
(3)      To be filed by amendment.

ITEM 28.          Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (set forth in Item 14 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on January 7, 1999.


                                          MSI HOLDINGS, INC.



                                          By /s/Jose Chavez
                                             ----------------------------
                                             Jose Chavez, President & CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                 TITLE                                   DATE
         ---------                 -----                                   ----



/s/ Jose Chavez
----------------------
Jose Chavez                        President, CEO and Director             January 7, 1999





/s/ Mitchell Kettrick
----------------------
Mitchell Kettrick                  Vice President, Secretary               January 7, 1998
                                   and Director




/s/ Ernesto Chavarria
----------------------
Ernesto Chavarria                  Director                                January 7, 1999





/s/ David W. Hill
----------------------
David W. Hill                      Chief Financial Officer                 January 7, 1999





/s/ Blandina Cardenas
----------------------
Blandina Cardenas                  Director                                January 7, 1999





/s/Daniel Dornier
----------------------
Daniel Dornier                     Director                                January 7, 1999


                                 EXHIBIT INDEX

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
2              Agreement and Plan of Reorganization(1)                      Incorporated by reference to Form 8-K dated August 12,
                                                                            1992

3.1            Articles of Incorporation and Bylaws(1)                      Incorporated by reference to Form SB-2/Amendment 2,
                                                                            filed December 15, 1998.

3.2            Amended Articles of Incorporation(1)                         Incorporated by reference to Form SB-2/Amendment 2,
                                                                            filed December 15, 1998.

3.3            Article of Amendment(1)                                      Incorporated by reference to Form 10-QSB/A filed
                                                                            November 10, 1998,for the period ended June 30, 1998.

4              Specimen of Securities(1)                                    Incorporated by reference to Exhibit Nos. 1A and 1B of
                                                                            Registrant's Form 8-A Registration Statement (File
                                                                            #0-8146)

4.1            Certificate of Designation for Series B Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998 for the period ended June 30, 1998.

4.2            First Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series B Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.3            Certificate of Designation for Series C Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

4.4            Certificate of Designation for Series D Preferred Shares(1)  Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

4.5            First Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.6            Second Amendment to the Certificate of Designation for       Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

4.7            Third Amendment to the Certificate of Designation for        Incorporated by reference to Form 10-QSB/A  filed
               Series D Preferred Shares(1)                                 November 12, 1998, for the period ended June 30, 1998.

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
4.8            Designation of Rights and Preferences of Series E            Incorporated by reference to Form 10-QSB/A  filed
                                                                            November 12, 1998, for the period ended June 30, 1998.

5              Legal Opinion of Vial, Hamilton, Koch & Knox, L.L.P.(3)

10.1           Texas Lottery Installation and Service Contract between      Incorporated by reference to Form 10-KSB filed July 2,
               GTECH and Micro-Media Solutions Inc., a Texas                1998 for the period ended March 31, 1998.
               corporation ("MSI")(1)

10.2           Agreement for Construction, Installation and/or              Incorporated by reference to Form 10-KSB, as amended,
               Maintenance, dated as of April 9, 1997, between GTE and      filed July 2, 1998 for the period ended March 31, 1998.
               MSI(1)

10.3           Contract, dated November 16, 1997, between San Antonio       Incorporated by reference to Form 10-KSB, as amended,
               Independent School District and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.4           Contract, dated August 25, 1997, between Education           Incorporated by reference to Form 10-KSB, as amended,
               Service Center 1 and MSI(1)                                  filed July 2, 1998 for the period ended March 31, 1998.

10.5           Contract, dated August 28, 1997, between Education           Incorporated by reference to Form 10-KSB, as amended,
               Service Center 18 and MSI(1)                                 filed July 2, 1998 for the period ended March 31, 1998.

10.6           Contract, dated June 26, 1997, between Education Service     Incorporated by reference to Form 10-KSB, as amended,
               Center 5 and MSI(1)                                          filed July 2, 1998 for the period ended March 31, 1998.

10.7           Field Trial Agreement, dated October 1, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.8           Subcontractor Agreement, dated July 23, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.9           Field Trial Agreement, dated October 1, 1997, between        Incorporated by reference to Form 10-KSB, as amended,
               Southwestern Bell Telephone and MSI(1)                       filed July 2, 1998 for the period ended March 31, 1998.

10.10          City Wide Contract for Personal Computers, dated May         Incorporated by reference to Form 10-KSB, as amended,
               23, 1997, between the City of Austin and MSI(1)              filed July 2, 1998 for the period ended March 31, 1998.

10.11          Wide Area Network Contract, between Texas Migrant            Incorporated by reference to Form 10-KSB, as amended,
               Counsel and MSI(1)                                           filed July 2, 1998 for the period ended March 31, 1998.

10.12          Machine Installation Contract, between Transactive, Inc.     Incorporated by reference to Form 10-KSB, as amended,
               and MSI(1)                                                   filed July 2, 1998 for the period ended March 31, 1998.

10.13          Contract, between the Texas Department of Transportation     Incorporated by reference to Form 10-KSB, as amended,
               and MSI(1)                                                   filed July 2, 1998 for the period ended March 31, 1998.

10.14          Contract, between the Texas Department of Health and         Incorporated by reference to Form 10-KSB, as amended,
               MSI(1)                                                       filed July 2, 1998 for the period ended March 31, 1998.

10.15          Employment Agreement, dated June 15, 1997, between           Incorporated by reference to Form 10-KSB, as amended,
               Jose Chavez and Micro-Media Solutions Inc., a Utah           filed July 2, 1998 for the period ended March 31, 1998.
               corporation ("MSHI")(1)

10.16          Employment Agreement, dated June 15, 1997, between           Incorporated by reference to Form 10-KSB, as amended,
               Mitchell Kettrick and MSI(1)                                 filed July 2, 1998 for the period ended March 31, 1998.

EXHIBIT
  NO.                      EXHIBIT DESCRIPTION                                                LOCATION
--------                   -------------------                                                --------
10.17          Sublease dated July 23, 1998 between GTE Intelligent         Incorporated by reference to Form 10-QSB/A  filed
               Network Services, Inc. and MSI(1)                            November 12, 1998, for the period ended June 30, 1998.

10.18          MSI's Purchase Order dated May 29, 1998, for GTE             Incorporated by reference to Form 10-QSB/A  filed
               Internetworking's Internet Advantage version 5.1 (Quote      November 12, 1998, for the period ended June 30, 1998.
               Number 38561.9719.1)(1)

10.19          MSI's Purchase Order dated September 30, 1998, for           Incorporated by reference to Form 10-QSB/A  filed
               GTE Internetworking's Internet Advantage version 6.0         November 12, 1998, for the period ended June 30, 1998.
               (Quote Number 76512.9719.1)(1)

10.20          Basic Agreement dated September 18, 1998, between            Incorporated by reference to Form 10-QSB/A  filed
               Siemens Nixdorf Informations Systems, Inc. and MSI.(1)       November 12, 1998, for the period ended June 30, 1998.

10.21          Placement Agreement dated November 11, 1997, by and          Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.22          Placement Agreement dated January 31 1998, by and            Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.23          Placement Agreement dated April 30, 1998, by and             Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI(1)                    November 12, 1998, for the period ended June 30, 1998.

10.24          First Amendment to the Placement Agreement dated May         Incorporated by reference to Form 10-QSB/A filed
               30, 1998, by and between Equity Services, Ltd. and           November 12, 1998, for the period ended June 30, 1998.
               MSHI(1)

10.25          Value Added Reseller's agreement between MSI and             Incorporated by reference to Form 10-QSB/A  filed
               Hewlett-Packard, Inc. dated June 1, 1995                     November 12, 1998, for the period ended June 30, 1998.

10.26          DiaLinx Service Agreement by and between MSHI and            Incorporated by reference to Form 10-QSB/A  filed
               GTE Internetworking dated October 28, 1998.                  November 12, 1998, for the period ended June 30, 1998.

10.27          Placement Agreement dated October 13, 1998, by and           Incorporated by reference to Form 10-QSB/A  filed
               between Equity Services, Ltd. and MSHI                       November 12, 1998, for the period ended June 30, 1998.

16             Letter of change in Certifying Accountant                    To be filed supplementally by the prior certifying
                                                                            accountant.

21             List of Subsidiaries(2)                                      Exhibit 21.1

23.1           Consent of Salazar & Associates(2)                           Exhibit 23.1

23.2           Consent of Brown, Graham and Company, P.C.(2)                Exhibit 23.2

23.3           Consent of Vial, Hamilton, Koch & Knox, L.L.P.(2)            Exhibit 23.3

----------------

(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.
(2)      Filed herewith.
(3)      To be filed by amendment.